                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

               RIGHT TO DEMAND THE REDEMPTION OF UP TO 4,883,365
                    OF ITS ISSUED AND OUTSTANDING SHARES AT
                   NET ASSET VALUE, IN EXCHANGE FOR PORTFOLIO
                             SECURITIES OF THE FUND

                     THE EXPIRATION DATE AND THE WITHDRAWAL
                      DEADLINE IS 5:00 P.M., EASTERN TIME,
                    ON SEPTEMBER 30, 1998, UNLESS EXTENDED.

To the Shareholders of
Scudder Spain and Portugal Fund, Inc.:

     Scudder Spain and Portugal Fund, Inc. (the "Fund") is offering to its shareholders the right to demand the repurchase of their shares (the "Redemption Right") in an amount up to 4,883,365 shares (approximately 75%) of its common stock, par value $.01 per share (the "Shares"), in exchange for a pro rata portion of each of the securities (other than fixed income securities with maturities of less than one year, securities with transfer restrictions and certain illiquid securities) and cash held in the Fund's investment portfolio ("Portfolio Securities") on the Valuation Date (as defined herein), subject to adjustment for fractional shares (the "Redemption"). Accordingly, the consideration for each Share of the Fund presented for Redemption (hereafter sometimes referred to as the "Repurchase Price") will be equal to 100% of the net asset value ("NAV") per Share, determined as of the close of the regular trading session of the New York Stock Exchange ("NYSE") on October 1, 1998, unless the Redemption Right is extended (the "Valuation Date"). Redeeming Shareholders will bear the costs and expenses of distributing the proceeds of the Redemption Right. The Redemption Right is subject to the terms and conditions set forth in this Redemption Right Statement dated September 2, 1998 and the related Letter of Transmittal. THE REDEMPTION RIGHT EXPIRES AT 5:00 P.M., EASTERN TIME, ON SEPTEMBER 30, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). If the Redemption Right is extended beyond September 30, 1998, Shares will be repurchased at their NAV as determined as of the close of the regular trading session of the NYSE on the Valuation Date, as extended.

     The Shares are currently traded on the NYSE under the symbol "IBF." You can obtain current NAV quotations as of the close of business on the previous business day during the pendency of the Redemption Right by calling Shareholder Communications Corporation, the Information Agent, at 1-800-733-8481, extension 426, between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time, Monday-Friday (except holidays).

  Background and Purpose of the Redemption Right

     The purpose of the Redemption Right is to provide Shareholders who may no longer wish to participate in a closed-end investment vehicle, such as the Fund, with the opportunity, to the extent consistent with the best interests of the Fund and all of its shareholders, to demand the redemption of all of their Shares in-kind (i.e., in exchange for Portfolio Securities) in order to elect to realize the net asset value of their Shares. The proceeds of this in-kind redemption will be paid in a pro rata portion of the Fund's Portfolio Securities. Redeeming Shareholders will have the opportunity, if they have made certain custodial and transfer arrangements, to retain the Portfolio Securities distributed as the proceeds of the Redemption of their Shares, or they may request that the Liquidating Agent liquidate the Portfolio Securities received by them on their behalf. Moreover, although the Fund will pay its Shareholders a cash distribution of all undistributed 1998 net investment income and undistributed net realized capital gains prior to the Expiration Date, the Fund will not attempt to realize or distribute unrealized capital gains prior to the Expiration Date. Accordingly, a substantial portion of the net asset value of the Fund as of the Expiration Date will consist of unrealized capital gains. As of July 31, 1998, the Fund had approximately $57,092,818 of unrealized capital gains, representing approximately 42.4% of its net asset value. The Redemption Right also prevents Shareholders who choose not to redeem from bearing any portion of the unrealized capital gains which would be realized if the Fund sold its Portfolio Securities in order to satisfy redemption requests in cash.

     THE REDEMPTION RIGHT AND THIS REDEMPTION RIGHT STATEMENT DO NOT CONSTITUTE A SOLICITATION OF ANY PROXIES. ANY SUCH SOLICITATION SHOULD BE MADE ONLY PURSUANT TO SEPARATE PROXY MATERIALS COMPLYING WITH THE REQUIREMENTS OF SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     The Redemption Right is being offered to all Shareholders of the Fund and is not conditioned upon the redemption of any minimum number of the Fund's outstanding Shares. HOWEVER, A SHAREHOLDER WISHING TO PARTICIPATE IN THE REDEMPTION RIGHT MUST PRESENT FOR REDEMPTION ALL SHARES ACTUALLY OWNED OR CONSTRUCTIVELY OWNED BY THE SHAREHOLDER, PURSUANT TO SECTION 318 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AS OF THE DATE OF REPURCHASE OF SHARES PURSUANT TO THE REDEMPTION RIGHT. Shareholders should consult their tax advisers as to the application of the constructive ownership rules of Section
318. A Redemption of all Shares actually and constructively owned is designed to minimize the risk of adverse tax consequences to Shareholders. To minimize the impact and costs to Shareholders who choose not to present their Shares for Redemption, redeeming Shareholders will bear the costs of distributing their proceeds of Redemption (generally, certain transfer taxes and custodial expenses) and such costs will be deducted from their proceeds. Redeeming Shareholders who request that the Portfolio Securities received as proceeds of the Redemption be liquidated for cash will also bear the expenses related to that transaction (generally, custodial expenses, brokerage commissions, and any other transaction expenses) as well as investment risk that the market value of Portfolio Securities will have changed subsequent to the Valuation Date. As a result, all redeeming Shareholders will bear the costs associated with the special services provided by the Custodian and any transaction costs associated with transferring the Portfolio Securities out of the Fund to the Custodian. Redeeming Shareholders who choose to retain the Portfolio Securities received will bear any costs of delivery and transfer and redeeming Shareholders who request that their Portfolio Securities be liquidated for cash after they are received will bear the additional costs associated with the liquidation. The Fund will bear the expenses of offering the Redemption Right which includes the costs of producing and mailing the Redemption Right Statement and other documents, and other expenses of the Depositary and the Information Agent. The division of costs and expenses is meant to allocate them fairly among the participants in the Redemption Right and those who desire to remain in the Fund.

     If more than 4,883,365 Shares, or 75% of the issued and outstanding Shares of the Fund, are presented for Redemption prior to the expiration of the Redemption Right, the Fund will repurchase Shares from redeeming Shareholders, in accordance with the terms and conditions specified in this Redemption Right Statement, on a pro rata basis and in accordance with the number of Shares presented for Redemption by each Shareholder during the period the Redemption Right remains open, unless the Fund determines not to repurchase any Shares. If 90% or more of the issued and outstanding Shares of the Fund are presented for Redemption prior to the expiration of the Redemption Right, the Board of Directors of the Fund will suspend the Redemption Right and currently intends, under such circumstances, to submit a proposal to Shareholders to liquidate the Fund. See Section 6.

     Unless a redeeming Shareholder has made the required custodial and transfer arrangements, Portfolio Securities received from the Fund as Redemption proceeds will be liquidated by the Liquidating Agent, as agent for the redeeming Shareholders, for cash. If a redeeming Shareholder does not make an election either to retain Portfolio Securities received or to liquidate them, the redeeming Shareholder will be deemed to have elected to liquidate the Portfolio Securities received. See Sections 3 and 10. The required transfer and delivery requirements are further detailed in the Letter of Transmittal.

     To prevent federal income tax backup withholding equal to 31% of the gross payments made pursuant to this Redemption Right: (1) each U.S. Shareholder must have submitted to the Depositary a correct, completed, and signed Form W-9 or Substitute Form W-9, or other confirmation of an exemption from backup withholding requirements; and (2) each non-U.S. Shareholder must have submitted to the Depositary a correct, completed, and signed Form W-8. The Letter of Transmittal contains both a Substitute Form W-9 and a Form W-8, to be completed as appropriate.

     THIS REDEMPTION RIGHT IS SUBJECT TO CERTAIN CONDITIONS. SEE SECTION 6.

                                   IMPORTANT

     If you desire to present your Shares for Redemption, you should either: (1) complete and sign the Letter of Transmittal and mail or deliver it to the Depositary together with the Shares (in proper certificated or uncertificated form), and any other documents required by the Letter of Transmittal; or (2) request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you. IF YOUR SHARES ARE REGISTERED IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE, YOU MUST CONTACT THAT FIRM IF YOU DESIRE TO PRESENT YOUR SHARES FOR REDEMPTION. Shareholders are not required to pay a service charge to the Fund or the Depositary in connection with the Redemption of Shares, but may be charged a fee by a broker, dealer or other institution for processing the Redemption requested and will bear certain expenses as described in this Redemption Right Statement.

           IF YOU DO NOT WISH TO PRESENT YOUR SHARES FOR REDEMPTION,
                         YOU NEED NOT TAKE ANY ACTION.

     NEITHER THE FUND NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO PRESENT SHARES FOR REDEMPTION. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE REDEMPTION RIGHT STATEMENT, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER OR NOT TO PRESENT SHARES FOR REDEMPTION.

     NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND OR SCUDDER KEMPER INVESTMENTS, INC., THE INVESTMENT MANAGER OF THE FUND, AS TO WHETHER SHAREHOLDERS SHOULD PRESENT THEIR SHARES FOR REDEMPTION PURSUANT TO THE REDEMPTION RIGHT. ANY RECOMMENDATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND OR THE INVESTMENT MANAGER.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE REDEMPTION RIGHT OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, ANY INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND OR THE INVESTMENT MANAGER.

     Questions and requests for assistance may be directed to the Information Agent at the appropriate address and at the telephone number set forth below. Requests for additional copies of this Redemption Right Statement and the Letter of Transmittal may also be directed to the Depositary. Shareholders who do not own Shares directly may also obtain such information and copies from their broker, dealer, commercial bank, trust company or other nominee and, if they decide to present their Shares for Redemption, are required to present their Shares for Redemption through that firm.

September 2, 1998
                     SCUDDER SPAIN AND PORTUGAL FUND, INC.
                                345 PARK AVENUE
                               NEW YORK, NY 10154

           SHAREHOLDER COMMUNICATIONS CORPORATION, Information Agent

                        17 State Street, Floors 27 & 28
                              New York, N.Y. 10004
                      Phone: 1-800-733-8481, extension 426

                        BOSTON EQUISERVE LP, Depositary
                                 1-800-426-5523

     By First Class Mail:            By Overnight Courier:                 By Hand:
      State Street Bank &             State Street Bank &            Securities Transfer &
         Trust Company                   Trust Company             Reporting Services, Inc.
   Corporate Reorganization        Corporate Reorganization         c/o Boston Equiserve LP
         P.O. Box 9061                70 Campanelli Drive              1 Exchange Plaza
     Boston, MA 02205-8686            Braintree, MA 02184           55 Broadway, 3rd Floor
                                                                      New York, NY 10006

                               TABLE OF CONTENTS

SECTION                                                            PAGE
-------                                                            ----
 1.  PRICE; NUMBER OF SHARES.....................................    1
 2.  PROCEDURE FOR PRESENTING SHARES FOR REDEMPTION..............    2
     A.  Proper Presentation of Shares for Redemption............    2
     B.  Signature Guarantees and Method of Delivery.............    3
     C.  Dividend Reinvestment Plan..............................    4
     D.  Book Entry Delivery.....................................    4
     E.  Guaranteed Delivery.....................................    4
     F.  Determination of Validity...............................    5
     G.  Federal Income Tax Withholding..........................    5
 3.  DISPOSITION OF PORTFOLIO SECURITIES -- LIQUIDATION OPTION...    5
 4.  WITHDRAWAL RIGHTS...........................................    6
 5.  PAYMENT FOR SHARES..........................................    7
 6.  CERTAIN CONDITIONS OF THE REDEMPTION RIGHT..................    7
 7.  PURPOSE OF THE REDEMPTION RIGHT; PLANS OR PROPOSALS OF THE
     FUND........................................................    9
 8.  PRICE RANGE OF SHARES; DIVIDENDS............................    9
 9.  SELECTED FINANCIAL INFORMATION..............................   10
10.  INTEREST OF CERTAIN RELATED PERSONS.........................   12
11.  CERTAIN EFFECTS OF THE REDEMPTION RIGHT.....................   12
12.  CERTAIN INFORMATION ABOUT THE FUND..........................   13
13.  SOURCE AND AMOUNT OF CONSIDERATION..........................   13
14.  REGULATORY APPROVALS........................................   14
15.  ADDITIONAL INFORMATION......................................   15
16.  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES................   15
17.  EXTENSION OF REDEMPTION PERIOD, TERMINATION, AMENDMENTS.....   18
18.  MISCELLANEOUS...............................................   19
     APPENDIX: GLOSSARY..........................................   20

Exhibit A-1: Audited Financial Statements of the Fund for the fiscal years ended September 30, 1997 and September 30, 1996, together with the consent of PricewaterhouseCoopers LLP, the independent accountants of the Fund.

Exhibit A-2: Unaudited Financial Statements of the Fund for the six months ended March 31, 1998, and for the six months ended March 31, 1997 and the period October 1, 1997 to July 31, 1998.

Exhibit A-3: Unaudited Pro Forma Financial Statements of the Fund for the year ended September 30, 1997, the period October 1, 1997 to March 31, 1998, and the period October 1, 1997 to July 31, 1998.

1. PRICE; NUMBER OF SHARES.

     Scudder Spain and Portugal Fund, Inc. (the "Fund") is offering to Shareholders the right to demand the redemption of their shares of the Fund in an amount up to 4,883,365 shares of the Fund's common stock, par value $.01 per share (the "Shares"), in exchange for a pro rata portion of the Fund's Portfolio Securities. Accordingly, the consideration for each Share will be equal to 100% of the NAV per Share determined as of the close of the regular trading session of the NYSE on October 1, 1998, unless the Redemption Right is extended (the "Valuation Date"). This Redemption Right is subject to the terms and conditions set forth in the Redemption Right Statement dated September 2, 1998 and the related Letter of Transmittal. THE REDEMPTION RIGHT EXPIRES AT 5:00 P.M., EASTERN TIME, ON SEPTEMBER 30, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). If the Redemption Right is extended beyond September 30, 1998, Shares will be repurchased at their NAV as determined as of the close of the regular trading session of the NYSE on the next business day following the Expiration Date, as extended (the "Repurchase Price"). Redeeming Shareholders will bear the expenses of distributing the proceeds of Redemption (generally, certain transfer taxes and custodial expenses) which shall be deducted directly in a proportionate amount from each redeeming Shareholder's proceeds of Redemption. Redeeming Shareholders who request that the Portfolio Securities received as proceeds of the Redemption be liquidated for cash will also bear the expenses related to that transaction (generally, custodial expenses, brokerage commissions, and any other transaction expenses) as well as investment risk that the market value of the Portfolio Securities will have changed subsequent to the Valuation Date. As a result, all redeeming Shareholders will bear the costs associated with the special services provided by the Custodian and any transaction costs associated with transferring the Portfolio Securities out of the Fund to the Custodian. Redeeming Shareholders who choose to retain the Portfolio Securities received will bear any related costs of delivery and transfer and redeeming Shareholders who request that Portfolio Securities be liquidated for cash after they are received will bear the additional costs and expenses of the liquidation. The actual per share expenses for redeeming Shareholders of effecting the Redemption and of any liquidation of Portfolio Securities will depend on a number of factors including the number of Shares redeemed, the Fund's portfolio composition at the time and market conditions prevailing during the liquidation process. Based on information believed by it to be credible, the Fund believes that the cost of Redemption and liquidation of Portfolio Securities received should not exceed 1% of the Fund's NAV as of the Valuation Date, however; due to the impact of factors and conditions discussed above, as well as other factors and conditions then applicable, the cost of Redemption and liquidation of Portfolio Securities received may exceed 1% of NAV of the Fund. The Fund gives no assurances in this regard and redeeming Shareholders assume the risk that expenses will be in excess of 1%. The Fund will bear the expenses of offering the Redemption Right which includes the costs of producing and mailing the Redemption Right Statement and other documents, and the costs of the Depositary and the Information Agent.

     In order to retain the Portfolio Securities distributed "in-kind" a redeeming Shareholder must establish cash and securities accounts on his/her behalf with a bank or broker in Portugal and Spain as further specified in the Letter of Transmittal so that such bank or broker can reregister the Portfolio Securities received. Certain information for a U.S. broker or bank also needs to be provided so that such bank or broker can receive any American Depository Receipts constituting part of the Portfolio Securities to be retained by the Shareholder. Shareholders may also elect to have their in-kind proceeds liquidated for cash, at their expense and risk. Redeeming Shareholders who request that their Portfolio Securities be liquidated for cash will bear the additional costs associated with the liquidation, including the costs of the Liquidating Agent.

     The Fund will not be obligated to repurchase Shares pursuant to the Redemption Right under certain circumstances. The Fund reserves the right to extend, terminate or amend the Redemption Right. IF 90% OR MORE OF THE SHARES ARE PRESENTED FOR REDEMPTION, THE FUND WILL SUSPEND THE REDEMPTION RIGHT. IT IS THE CURRENT INTENTION OF THE FUND'S BOARD OF DIRECTORS UNDER SUCH CIRCUMSTANCES TO SUBMIT A PROPOSAL TO SHAREHOLDERS TO LIQUIDATE THE FUND. See Section 6. Holders of Shares may deliver Shares presented for Redemption to the Depositary or withdraw Shares previously delivered until expiration of the Redemption Right. See Sections 2 and 4. The Fund will not pay interest on the Repurchase Price under any circumstances.

     The NAV on September 1, 1998 was $17.16 per Share. The NAV can be expected to vary with changes in the value of the investments held by the Fund. On the Expiration Date, the NAV may be higher or lower than it was on September 1, 1998. During the pendency of the Redemption Right, you may obtain current NAV quotations for the Fund as of the close of business on the previous business day by calling the Information Agent at 1-800-733-8481, extension 426 between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time, Monday-Friday (except holidays).

     The Redemption Right is being made to all Shareholders of the Fund and is not conditioned upon the Redemption of any minimum number of the Fund's outstanding Shares. HOWEVER, A SHAREHOLDER WISHING TO PARTICIPATE IN THE REDEMPTION RIGHT MUST PRESENT FOR REDEMPTION OR CAUSE THE DEMAND FOR REDEMPTION TO BE MADE WITH RESPECT TO ALL OF THE SHARES ACTUALLY OWNED OR CONSTRUCTIVELY OWNED BY THE SHAREHOLDER, PURSUANT TO SECTION 318 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AS OF THE DATE OF REPURCHASE OF SHARES PURSUANT TO THE REDEMPTION RIGHT. Shareholders should consult their tax advisers as to the application of the constructive ownership rules of Section 318. A Redemption of all Shares actually and constructively owned is designed to minimize the risk of adverse tax consequences to Shareholders. See Section 16.

     Proration. If more than 4,883,365 Shares are presented for Redemption, an amount equivalent to 75% of the Fund's Shares issued and outstanding, the Fund will repurchase Shares from redeeming Shareholders in accordance with the terms and conditions specified in this Redemption Right Statement. Shares will be repurchased on a pro rata basis in accordance with the number of Shares presented for Redemption by each Shareholder during the period the Redemption Right remains open, unless the Fund determines not to redeem any Shares. See
Section 6. In the event that proration of Shares presented for Redemption is required, the Fund will determine the proration factor as soon as practicable following the Expiration Date. Proration for each Shareholder who has presented Shares for Redemption shall be based on the ratio of the number of Shares presented for Redemption by the Shareholder to the total number of Shares presented for Redemption by all Shareholders, subject to the conditions of the Redemption Right described in Section 6. Because of the difficulty in determining the number of Shares properly presented for Redemption (including Shares presented for Redemption by guaranteed delivery procedures, as described in Section 2E), the Fund does not expect that it will be able to announce the final proration factor or to commence payment for any Shares repurchased pursuant to the Redemption Right until approximately seven NYSE trading days after the Expiration Date. The preliminary results of any proration, which may change, will be announced by press release as promptly as practicable after the Expiration Date. Shareholders may obtain preliminary information from the Information Agent and may be able to obtain this information from their brokers.

     On September 1, 1998 there were 6,511,154 shares issued and outstanding and there were approximately 235 holders of record of shares. Certain of these holders of record were nominees for brokers, dealers, commercial banks, trust companies and other institutions that held Shares on behalf of multiple beneficial owners.

2. PROCEDURE FOR PRESENTING SHARES FOR REDEMPTION.

     A. PROPER PRESENTATION OF SHARES FOR REDEMPTION. For Shares to be properly presented for Redemption pursuant to the Redemption Right, the Depositary must receive at the appropriate address set forth on page iv of this Redemption Right Statement, on or prior to the Expiration Date: (i) a properly completed and executed Letter of Transmittal; (ii) all Shares owned or constructively owned by the redeeming Shareholder pursuant to Section 318 of the Code (in proper certificated or uncertificated form); and (iii) any other documents required by the Letter of Transmittal. Letters of Transmittal and certificates representing Shares presented for Redemption should NOT be sent or delivered to the Fund. Shareholders who desire to present for Redemption Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee should contact that firm to effect a Redemption on their behalf.

     Shareholders should indicate whether they prefer to retain their proceeds from the Redemption Right in the form of Portfolio Securities or liquidate the Portfolio Securities received for cash. If redeeming Shareholders request liquidation of the Portfolio Securities received as proceeds, those Shareholders will bear the transaction costs and related expenses of liquidating their Portfolio Securities. If redeeming Shareholders desire to retain their proceeds in-kind, such Shareholders must have submitted instructions as to custodial arrangements entered into with appropriate Spanish and Portuguese custodians required in the transmittal documents. Otherwise, the Portfolio Securities will be liquidated for cash.

     Section 14(e) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 14e-4 promulgated thereunder prohibit both "short" redemption requests and "hedged" redemption requests by any person, whether acting alone or in concert with others. It is a violation of Rule 14e-4 under the Exchange Act for a person to request redemption of Shares unless the person requesting redemption
(i) has a net long position equal to or greater than the amount as to which a redemption request has been made in (a) Shares presented for Redemption or (b) other securities immediately convertible into, or exercisable or exchangeable for, the number of Shares which the person has presented for Redemption and the persons will acquire these Shares for Redemption by conversion, exercise or exchange of such other securities and (ii) will cause these Shares to be delivered in accordance with the terms of the Redemption Right.

     The acceptance of Shares by the Fund for repurchase will constitute a binding agreement between the Shareholder requesting Redemption and the Fund upon the terms and subject to the conditions of the Redemption Right, including the redeeming Shareholder's representation that (i) the Shareholder has a net long position in the Shares being presented for redemption within the meaning of Rule 14e-4 under the Exchange Act and (ii) the presentation of the Shares for Redemption complies with Rule 14e-4.

     B. SIGNATURE GUARANTEES AND METHOD OF DELIVERY. No signature guarantee is required on the Letter of Transmittal (a) if the Letter of Transmittal is signed by the registered holder(s) (which includes any participant in the Depository Trust Company ("DTC") book-entry transfer facility whose name appears on DTC's security position listing as the owner of Shares) of Shares presented for Redemption, unless the holder(s) has completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal or (b) if the Shares are presented for Redemption for the account of a firm (an "Eligible Institution") which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a Stock Transfer Association approved medallion program (such as STAMP, SEMP or MSP). In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5 of the Letter of Transmittal.

     If the Letter of Transmittal is signed by the registered holder(s) of the Shares as to which Redemption is sought, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

     If any of the Shares presented for Redemption are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

     If any of the Shares presented for Redemption are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

     If the Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, they should so indicate when signing, and proper evidence satisfactory to the Fund of their authority to act must be submitted. "Satisfactory" evidence is in the sole discretion of the Fund.

     If the Letter of Transmittal is signed by the registered holder(s) of the Shares transmitted, no endorsements of certificates or separate stock powers are required unless proceeds from the Redemption are to be sent to, or certificates for Shares not purchased are to be issued in the name of, a person other than the registered holder(s). Signatures on the certificates or stock powers must be guaranteed by an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s) for such Shares. Signatures on the certificates or stock powers must be guaranteed by an Eligible Institution.

     THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE ELECTION AND RISK OF THE SHAREHOLDER REQUESTING REDEMPTION. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. Shareholders have the responsibility to cause timely delivery of their Shares (in proper certificated or uncertificated form), as well as the Letter of Transmittal, and any other documents required by the Letter of Transmittal to be delivered in a timely manner. See Section 2A. Timely delivery is a condition precedent to acceptance of Shares for repurchase pursuant to the Redemption Right and to payment of the Repurchase Price.

     C. DIVIDEND REINVESTMENT PLAN. State Street Bank and Trust Company, as the Fund's transfer agent, holds Shares in uncertificated form for certain Shareholders pursuant to the Fund's dividend reinvestment plan. Shareholders wishing to participate in the Redemption Right must present for Redemption all uncertificated Shares as well as their certificated Shares. Shareholders may present for Redemption uncertificated Shares by completing the appropriate section of the Letter of Transmittal. Any Shares distributed as a result of the reinvestment of a dividend to redeeming Shareholders who are participants in the Fund's Dividend Reinvestment Plan ("DRIP") will be automatically considered as presented for Redemption in the Redemption Right.

     D. BOOK ENTRY DELIVERY. The Depositary will establish an account with respect to the Shares at DTC for purposes of the Redemption Right within two business days after the date of this Redemption Right Statement. Any financial institution that is a participant in the DTC system may make book-entry delivery of Shares by causing DTC to transfer the Shares into the Depositary's account at DTC in accordance with DTC's transfer procedures. Although delivery of Shares may be effected through book-entry transfer at DTC, a properly completed and executed Letter of Transmittal or an Agent's Message completed by DTC, and any other documents required by the Letter of Transmittal, must in any case be received by the Depositary at one of its addresses set forth on page iv of this Redemption Right Statement on or prior to the Expiration Date, or the redeeming shareholder must comply with the guaranteed delivery procedures described below.

     Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the Depositary.

     E. GUARANTEED DELIVERY. If a Shareholder desires to present Shares for Redemption pursuant to the Redemption Right and the Share certificates are not immediately available, or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date, or a Shareholder cannot complete the procedures for delivery by book-entry transfer on a timely basis, then the Shareholder's Shares may nevertheless be presented for Redemption, provided that all of the following conditions are satisfied:

          (a) the redemption is made by or through an Eligible Institution, as defined above;

          (b) a properly completed and executed Notice of Guaranteed Delivery, substantially in the form provided by the Fund, is received by the Depositary by the Expiration Date; and

          (c) the Share certificates evidencing all Shares, in proper form for transfer, or a Book-Entry Confirmation, together with the Letter of Transmittal properly completed and executed with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other documents required by the Letter of Transmittal, are received by the Depositary within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution and a representation that the Shareholder owns the Shares presented for Redemption within the meaning of, and that the Redemption of the Shares complies with, Rule 14e-4 under the Exchange Act, each in the form set forth in the Notice of Guaranteed Delivery.

     Payment for Shares accepted for repurchase pursuant to the Redemption Right will in all cases be made only after timely receipt by the Depositary of Required Documents. Accordingly, payment may not be made to all redeeming Shareholders at the same time and will depend upon when Share certificates are received by the Depositary or Book-Entry Confirmations of Shares presented for Redemption are received in the Depositary's account at DTC. The Fund will not pay interest on the Repurchase Price under any circumstances.

     F. DETERMINATION OF VALIDITY. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Shares presented for Redemption will be determined by the Fund, in its sole discretion, and the determination shall be final and binding. The Fund reserves the absolute right to reject any or all presentations for Redemption determined not to be in appropriate form or to refuse to accept for payment, repurchase or pay for any Shares if, in the opinion of the Fund's counsel, accepting, repurchasing or paying for the Shares would be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Redemption Right or any defect in any redemption, whether generally or with respect to any particular Share(s) or shareholder(s). The Fund's interpretations of the terms and conditions of the Redemption Right shall be final and binding.

     NONE OF THE FUND, THE INVESTMENT MANAGER, THE DEPOSITARY, THE INFORMATION AGENT, THE CUSTODIAN OR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF DEFECTS OR IRREGULARITIES, OR WAIVERS OF DEFECTS OR IRREGULARITIES IN A REDEMPTION REQUEST, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO DO SO.

     G. FEDERAL INCOME TAX WITHHOLDING. To prevent federal income tax backup withholding equal to 31% of the gross payments made pursuant to the Redemption Right, each U.S. Shareholder who has not previously submitted a correct, completed and signed Form W-9 to the Fund or does not otherwise establish an exemption from withholding must notify the Depositary of the Shareholder's correct taxpayer identification number (or certify that the taxpayer is awaiting a taxpayer identification number) and provide certain other information by completing the Substitute Form W-9 included in the Letter of Transmittal.

     Non-U.S. Shareholders who have not previously submitted a correct, completed and signed Form W-8 to the Fund must submit a form to the Depositary in order to avoid backup withholding. For those Shareholders, a copy of Form W-8 is included with the Letter of Transmittal.

     For a discussion of certain other U.S. federal income tax consequences to redeeming Shareholders, see Section 16.

3. DISPOSITION OF PORTFOLIO SECURITIES -- LIQUIDATION OPTION.

     Redeeming Shareholders may direct that all of the Portfolio Securities received as proceeds from the repurchase of Shares by the Fund be liquidated for cash after they are received.

     Redeeming Shareholders who elect to have Portfolio Securities liquidated for cash will bear all of the expenses related to that transaction (generally, custodial expenses, brokerage commissions, and any other transaction expenses) which will be deducted before distribution of the cash proceeds. Scudder Investor Services, Inc., in its capacity as the liquidating agent for redeeming Shareholders who have requested liquidation of Portfolio Securities (the "Liquidating Agent") will, following the Valuation Date, direct the liquidation of the Portfolio Securities. The Liquidating Agent will use its best efforts to cause the liquidation of the Portfolio Securities on a best execution basis and will pay the cash proceeds to the redeeming Shareholders who requested liquidation following complete liquidation of the Portfolio Securities and accounting for the expenses of the liquidation. In order to prevent any destabilizing effect on the Spanish and Portuguese markets in which the Fund is invested and/or on the stock price of the Portfolio Securities, the liquidation process is expected to be completed no earlier than thirty days following the Expiration Date. Redeeming Shareholders who elect to liquidate Portfolio Securities for cash will bear the risks associated with market fluctuations that may affect the price of the Portfolio Securities being liquidated. Accordingly, redeeming Shareholders who elect liquidation of Portfolio Securities received may realize cash equal to a lesser or greater amount at the completion of the liquidation process than the total value of the Portfolio Securities which they received in the Redemption of their Shares.

     Redeeming Shareholders who desire to retain ownership of the Portfolio Securities must complete the required transfer and delivery instructions in the attached transmittal documents. In order to minimize transaction costs associated with the transfer of beneficial ownership of Portfolio Securities and to conform to regulations of the Spanish and Portuguese markets, redeeming Shareholders receiving the Portfolio Securities must arrange for appropriate custodial arrangements with Spanish and Portuguese custodians. This requires that cash and securities accounts must be established by the redeeming Shareholder or on his/her behalf with a bank or broker in the local Spanish and Portuguese markets. Redeeming Shareholders desiring to retain ownership of the Portfolio Securities will be required to advise the local bank or broker that Portfolio Securities will be received from the following Spanish and Portuguese counterparties: Securities Account Information: Banco Santander, Madrid, Account
Number: 15940185769PC; Cash Account Information: Banco de Santander, Madrid, Account Number: 810578; and Securities Account Information: Banco Espirito Santo Commercial de Lisboa, Lisbon, Account Number: 099507150006; Cash Account
Information: Banco Portuguese de Atlantico, Lisbon, Account Number:
530/03/022-881527. The United States counterparty settlement instructions are Securities Account Information: Brown Brothers Harriman & Co., DTC Participant
Number: 10. Certain information for a U.S. broker or bank (specifically, the name of the entity and the DTC Participant Number) also needs to be provided so that such bank or broker can receive any American Depository Receipts constituting part of the Portfolio Securities to be retained by the Shareholders. REDEEMING SHAREHOLDERS WHO FAIL TO COMPLY WITH SUCH REQUIREMENTS WILL BE TREATED AS HAVING MADE AN ELECTION TO LIQUIDATE THE PORTFOLIO SECURITIES RECEIVED FOR CASH. THE REDEEMING SHAREHOLDERS WHO DO NOT MAKE ANY ELECTION WILL ALSO BE DEEMED TO HAVE MADE AN ELECTION TO LIQUIDATE THE PORTFOLIO SECURITIES RECEIVED FOR CASH.

4. WITHDRAWAL RIGHTS.

     A request for Redemption of Shares made in exercise of the Redemption Right may be withdrawn only as indicated in this Section 4. At any time during the pendency of the Redemption Right on or prior to the Expiration Date (as it may be extended from time to time), and, if the Shares have not yet been accepted for payment by the Fund, at any time after 5:00 p.m., Eastern Time, on October 29, 1998, Shareholders may withdraw all, but not less than all, of the Shares that they have presented for Redemption.

     To be effective, a written or telegraphic notice of withdrawal must be timely received by the Depositary at the appropriate address set forth on page iv of this Redemption Right Statement. Shareholders may also send a facsimile transmission notice of withdrawal, which must be timely received by the Depositary at 781-794-6333, but the original notice of withdrawal must be delivered to the Depositary by overnight courier or by hand the next day.

     Any notice of withdrawal must specify the name of the person having presented the Shares for Redemption to be withdrawn, and, if certificates representing the Shares have been delivered or otherwise identified to the Depositary, the name of the registered owner(s) of the Shares as set forth in the certificates if different from the name of the person presenting the Shares for Redemption. If certificates have been delivered to the Depositary, then, prior to the release of the certificates, the certificate numbers shown on the particular certificates evidencing the Shares must also be submitted and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution.

     All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Fund in its sole discretion, and the determination shall be final and binding. Shares properly withdrawn shall not thereafter be considered to have been presented for Redemption for purposes of the Redemption Right. However, withdrawn Shares may be presented for Redemption again by following the procedures described in Section 2 on or prior to the Expiration Date.

     NONE OF THE FUND, THE INVESTMENT MANAGER, THE CUSTODIAN, THE DEPOSITARY OR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECTS OR IRREGULARITIES, OR WAIVERS OF DEFECTS OR IRREGULARITIES, IN A REDEMPTION REQUEST, OR IN ANY NOTICE OF WITHDRAWAL, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO DO SO.

5. PAYMENT FOR SHARES.

     For purposes of the Redemption Right, the Fund will be deemed to have redeemed Shares pursuant to the Redemption Right when, as and if it gives oral or written notice to the Depositary of its acceptance of the Shares for repurchase. Pursuant to a rule under the Exchange Act, the Fund is obligated to pay for or return Shares presented for Redemption promptly after the termination, expiration or withdrawal of the Redemption Right. Upon the terms and subject to the conditions of the Redemption Right, the Fund will accept for payment and will pay for all Shares validly presented for Redemption on or prior to the Expiration Date and not withdrawn. On the Valuation Date, the Fund will determine the net asset value per Share, and will calculate the number of Portfolio Securities of each issuer attributable pro rata to each Share. For each Share properly presented for Redemption and accepted for repurchase, the Fund will exchange a pro rata portion of its Portfolio Securities. The Fund will not pay interest on the Repurchase Price under any circumstances. If more than 4,883,365 Shares are presented for Redemption, the Fund will repurchase Shares on a pro rata basis in accordance with the number of Shares properly presented for Redemption and accepted by each Shareholder during the period the Redemption Right remains open, unless the Fund determines not to repurchase any Shares. See
Section 1.

     In all cases, payment for Shares repurchased pursuant to the Redemption Right will be made only after timely receipt by the Depositary of: (a) a properly completed and executed Letter of Transmittal, (b) the Shares (in proper certificated or uncertificated form), and (c) any other documents required by the Letter of Transmittal. Shareholders may be charged a fee by their broker, dealer or other institution for processing the request for Redemption. A redeeming Shareholder will also be charged with his/her proportionate share of the expenses of the distribution of proceeds of the Redemption, which expenses will be deducted from the Shareholder's proceeds of the Redemption. Certificates representing Shares presented for Redemption but not repurchased will be returned promptly following the termination, expiration or withdrawal of the Redemption Right, without expense to the redeeming Shareholder. Redeeming Shareholders who choose to liquidate Portfolio Securities received for cash will further bear the costs of liquidation of such securities.

     The Fund will pay any transfer taxes payable on the transfer to it of Shares repurchased pursuant to the Redemption Right. The Fund should be entitled to rebates or refunds of transfer taxes paid by the Fund on Shares repurchased pursuant to the Redemption Right. However, if Shares presented for Redemption are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of any taxes (whether imposed on the registered owner or the other person) payable on account of the transfer to that person of the Shares will be deducted from the purchase price unless satisfactory evidence of the payment of the taxes, or exemption therefrom, is submitted. The Fund will not pay any interest on the Repurchase Price under any circumstances. The Fund may not be obligated to purchase Shares pursuant to the Redemption Right under certain conditions. See Section 6.

     Any redeeming Shareholder or other payee who has not previously submitted a correct, completed and signed Form W-8 or Form W-9, as necessary, and who fails to complete fully and sign either the Form W-8 or Substitute Form W-9 in the Letter of Transmittal and provide that form to the Depositary, may be subject to required federal income tax withholding of 31% of the gross proceeds paid to the shareholder or other payee pursuant to the Redemption Right. See Section 16.

6. CERTAIN CONDITIONS OF THE REDEMPTION RIGHT.

     Notwithstanding any other provision of the Redemption Right, the Fund shall not be required to accept for payment or pay for any Shares, may (subject to Rule 13e-4(f)(5) under the Exchange Act, relating to the Fund's obligation to pay for or return Shares presented for Redemption after the termination or withdrawal of the Redemption Right) postpone the acceptance for payment of, or payment for, Shares presented for Redemption, and may, in its sole discretion, terminate or amend the Redemption Right as to any Shares not then paid for if at any time on or after September 2, 1998 and prior to the time of payment for any of those Shares (whether any Shares have been accepted for payment, purchased or paid for pursuant to the Redemption Right) any of the following events shall have been determined to have occurred, that, in the Board's sole judgment in any case and regardless of the circumstances giving rise thereto (including any action or omission to act by the Fund), makes it inadvisable to proceed with the Redemption Right or with acceptance for payment or payment: (1) such transactions, if consummated, would
(a) result in the delisting of the Fund's Shares from the NYSE, (b) impair the Fund's status as a regulated investment company under the Code, or (c) result in a failure to comply with applicable asset coverage requirements; (2) over 90% of the Fund's outstanding Shares have been presented for Redemption; or (3) there is, in the judgment of the Board, any material event or condition that would have an adverse effect on the Fund or its shareholders if Shares were repurchased under the Redemption Right, including, without limitation, the occurrence of any of the following:

          (a) there shall be threatened, instituted or pending any action, proceeding or application before any court or governmental authority or other regulatory or administrative agency or commission, domestic or foreign, by any government or governmental authority or other regulatory or administrative agency or commission, domestic or foreign, or by any other person, domestic or foreign, challenging the acquisition by the Fund of the Shares or seeking to restrain, delay or prohibit the making of the Redemption Right, or the acceptance for payment, repurchase of, or payment for, some or all of the Shares or resulting in a delay in, or restricting, the ability of the Fund, or rendering the Fund unable, to accept for payment, repurchase or pay for some or all of the Shares, or otherwise directly or indirectly relating in any manner to or affecting the Redemption Right;

          (b) any statute, rule, regulation or order or injunction sought, proposed, enacted, promulgated, entered, enforced or deemed or becomes applicable to the Redemption Right or any other action shall have been taken, proposed or threatened, by any government, governmental authority or other regulatory or administrative agency or commission or court, or any other person, domestic or foreign, that, in the sole judgment of the Board, might, directly or indirectly, result in any of the consequences referred to in paragraph (a) above;

          (c) there shall have occurred (i) any general suspension of, or limitation on times or prices for, trading in securities on any national securities exchange or in the over-the-counter market or in any other securities exchange or market on which a portion of the Fund's portfolio securities are traded, (ii) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States or any other country in which the Fund's assets are invested, (iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving or affecting the United States or any other country in which the Fund's assets are invested, (iv) any limitation (whether or not mandatory) by any governmental authority in the United States or in any other country in which the Fund's assets are invested, or any other event which, in the sole judgment of the Board, might affect the extension of credit by banks or other lending institutions or foreign currency transactions by such institutions or (v) in the case of any of the foregoing existing at the time of the commencement of the Redemption Right, in the sole judgment of the Board, a material acceleration or worsening thereof; or

          (d) any change (or any condition, event or development involving a prospective change) shall have occurred or be threatened in the general economic, financial, currency exchange or market conditions in the United States or in any other country that, in the sole judgment of the Board, has or may have a material adverse effect upon the value of the assets of the Fund.

     These conditions are for the Fund's sole benefit and may be asserted by the Fund regardless of the circumstances (including any action or inaction of the Fund), and any condition may be waived by the Fund, in whole or in part, at any time and from time to time in its sole discretion. The Fund's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right; the waiver of any right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts or circumstances; and each right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Fund concerning the events described in this Section 6 shall be final and shall be binding.

     The Fund reserves the right, at any time during the pendency of the Redemption Right, to terminate, extend, or amend the Redemption Right in any respect. See Section 17.

7. PURPOSE OF THE REDEMPTION RIGHT; PLANS OR PROPOSALS OF THE FUND.

     The purpose of the Redemption Right is to provide Shareholders who may no longer wish to remain invested in the Fund with the opportunity, to the extent consistent with the best interests of the Fund and all of its Shareholders, to request Redemption of their Shares by the Fund in order to realize the net asset value of their Shares. Moreover, although the Fund will pay its Shareholders a cash distribution of all undistributed 1998 net investment income and undistributed net realized net capital gains prior to the Expiration Date, the Fund will not attempt to realize or distribute unrealized capital gains prior to the Expiration Date. Accordingly, a substantial portion of the net asset value of the Fund will consist of unrealized capital gains. As of July 31, 1998, the Fund had approximately $57,092,818 of unrealized capital gains, representing approximately 42.4% of its net asset value. In-kind payment of redemption proceeds is designed to prevent the involuntary recognition and receipt by non-redeeming Shareholders of any portion of the unrealized capital gains which would be realized if the Fund sold Portfolio Securities in order to satisfy redemption requests in cash.

     If more than 75% of the issued and outstanding Shares of the Fund are presented for Redemption prior to the expiration of the Redemption Right, the Fund will repurchase Shares from redeeming Shareholders, in accordance with the terms and conditions specified in this Redemption Right Statement, on a pro rata basis. If Shares representing 90% or more of the outstanding Shares of the Fund are presented for Redemption, the Fund currently intends to suspend the Redemption Right and the Board of Directors, under such circumstances, currently intends to submit a proposal to shareholders to liquidate the Fund. The liquidation of the Fund would require the Fund to sell all of its assets and distribute the proceeds to its shareholders, after making provision for the payment of the costs of liquidation and dissolution of the Fund.

     THE REDEMPTION RIGHT AND THIS REDEMPTION RIGHT STATEMENT DO NOT CONSTITUTE A SOLICITATION OF ANY PROXIES. ANY SUCH SOLICITATIONS WILL BE MADE ONLY PURSUANT TO SEPARATE PROXY MATERIALS COMPLYING WITH THE REQUIREMENTS OF SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8. PRICE RANGE OF SHARES; DIVIDENDS.

     The following tables set forth, for the periods indicated, the high and low NAV per Share and the high and low sales prices per Share of the Fund as reported by the NYSE Composite Tape and the amount of any income dividends and distributions of realized capital gains paid per Share during each period. Shares are traded on the NYSE under the symbol "IBF." Shareholders are urged to obtain a current market quote for the Shares.

           TABLE 1 -- MARKET PRICE AND NET ASSET VALUE OF FUND SHARES

                            HIGH SALES    NET ASSET     PREMIUM      LOW SALES    NET ASSET     PREMIUM
          PERIOD              PRICE         VALUE      (DISCOUNT)      PRICE        VALUE      (DISCOUNT)
          ------            ----------    ---------    ----------    ---------    ---------    ----------
1996
First Quarter.............   $ 8.625       $10.81       (20.2)%       $ 7.750      $10.36        (25.2)%
Second Quarter............     9.000        11.02       (18.3)%         8.313       10.82        (23.2)%
Third Quarter.............     9.000        11.59       (22.3)%         8.313       11.15        (25.4)%
Fourth Quarter............    11.125        13.76       (19.1)%         8.875       11.59        (23.4)%
1997
First Quarter.............    11.500        14.29       (19.5)%        10.500       14.04        (25.2)%
Second Quarter............    14.000        16.90       (17.2)%        10.750       13.81        (22.2)%
Third Quarter.............    14.500        17.34       (16.4)%        12.313       15.75        (21.8)%
Fourth Quarter............    15.813        17.28        (8.5)%        11.625       15.11        (23.1)%
1998
First Quarter.............    18.500        20.00        (7.5)%        13.063       14.87        (12.2)%
Second Quarter............    19.500        21.17        (7.9)%        16.750       19.15        (12.5)%

   TABLE 2 -- INCOME DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS PAID PER SHARE

                                                               INCOME      CAPITAL GAIN
PERIOD                                                        DIVIDENDS    DISTRIBUTIONS
------                                                        ---------    -------------
1996
First Quarter...............................................        0              0
Second Quarter..............................................        0              0
Third Quarter...............................................        0              0
Fourth Quarter..............................................    0.090          0.180
1997
First Quarter...............................................        0              0
Second Quarter..............................................        0              0
Third Quarter...............................................        0              0
Fourth Quarter..............................................    0.030          2.645
1998
First Quarter...............................................        0              0
Second Quarter..............................................        0              0
Third Quarter**.............................................        0              0

---------------
** Through the period ending July 31, 1998.

     During the pendency of the Redemption Right, you may obtain NAV quotations for the Fund as of the close of business on the previous business day by calling the Information Agent at 1-800-733-8481, extension 426, between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time, Monday-Friday (except holidays).

9. SELECTED FINANCIAL INFORMATION.

     Set forth below is a summary of selected financial information for the Fund for the fiscal year ended September 30, 1996, for the fiscal year ended September 30, 1997, for the six month period ended March 31, 1997, for the six month period ended March 31, 1998, and for the ten month period ended July 31, 1998. More comprehensive financial information is included in the financial statements, which are included as Exhibits A-1 and A-2 to this Redemption Right Statement, and the summary of selected financial information set forth below is qualified in its entirety by reference to those documents and the financial information, the notes thereto and related matters contained therein.

                   SUMMARY OF SELECTED FINANCIAL INFORMATION

                                     TEN MONTHS     SIX MONTHS    SIX MONTHS        YEAR          YEAR
                                       ENDED          ENDED          ENDED         ENDED          ENDED
                                      7/31/98+       3/31/98+      3/31/97+       9/30/97        9/30/96
                                    ------------   ------------   -----------   ------------   -----------
STATEMENT OF OPERATIONS
  Investment income:
    Interest, dividend and other
       income (net of foreign
       taxes withheld)............  $  1,861,132   $    710,039   $   769,125   $  2,144,257   $ 1,908,899
    Expenses......................    (2,228,838)      (961,687)     (757,002)    (1,638,765)   (1,331,935)
                                    ------------   ------------   -----------   ------------   -----------
    Net investment income
       (loss).....................  $   (367,706)  $   (251,648)  $    12,123   $    505,492   $   576,964
                                    ============   ============   ===========   ============   ===========

                                     TEN MONTHS     SIX MONTHS    SIX MONTHS        YEAR          YEAR
                                       ENDED          ENDED          ENDED         ENDED          ENDED
                                      7/31/98+       3/31/98+      3/31/97+       9/30/97        9/30/96
                                    ------------   ------------   -----------   ------------   -----------
REALIZED AND UNREALIZED GAIN
  (LOSS) ON INVESTMENTS AND
  FOREIGN CURRENCY TRANSACTIONS:
  Net realized gain (loss) on
    investments, foreign currency
    transactions and forward
    foreign currency contracts....  $ 18,962,170   $ 12,177,225   $ 8,068,169   $ 17,645,376   $ 5,880,465
  Net unrealized appreciation on
    investments and foreign
    currency transactions and
    forward foreign currency
    contracts.....................  $ 20,656,533   $ 21,327,188   $10,021,931   $ 21,389,505   $ 6,083,968
STATEMENT OF ASSETS AND
  LIABILITIES (at end of period)
  Total assets....................  $135,828,133   $128,951,816   $91,830,540   $114,274,826   $75,345,326
  Total liabilities...............    (1,084,773)      (206,687)     (359,123)    (1,365,259)     (218,132)
                                    ------------   ------------   -----------   ------------   -----------
  Net assets......................  $134,743,360   $128,745,129   $91,471,417   $112,909,567   $75,127,194
                                    ============   ============   ===========   ============   ===========
Net asset value per share.........  $      20.69   $      19.77   $     14.05   $      17.34   $     11.54
Shares of common stock
  outstanding.....................     6,511,154      6,511,154     6,511,154      6,511,154     6,511,154
PER SHARE
  Net investment income (loss)....  $      (0.06)  $      (0.04)  $      0.00   $       0.08   $      0.09
  Net realized and unrealized gain
    (loss)........................          6.09           5.15          2.78           5.99          1.84
  Dividends from net investment
    income........................         (0.03)         (0.03)        (0.09)         (0.09)        (0.07)
  Distribution from net realized
    gains.........................         (2.65)         (2.65)        (0.18)         (0.18)        (0.00)
RATIOS
  Total expenses to average net
    assets........................          2.26%*         1.77%*        1.77%*         1.74%         1.92%
  Net investment income (loss) to
    average net assets............         (0.37)%*        (0.46)%*        0.03%*         0.54%        0.83%
TOTAL RETURN***
  Total investment return, market
    value****.....................         56.68%**        49.00%**       28.38%**        67.33%       18.31%
  Total investment return, net
    asset value*****..............         41.74%**        35.44%**       24.69%**        53.89%       20.19%

---------------
     + Unaudited.

     * Annualized.

   ** Not annualized.

  *** Total investment return is calculated assuming a purchase of common stock on the opening of the first day and a sale on the closing of the last day of each period reported. Dividends and distributions, if any, are assumed for the purposes of this calculation to be reinvested at prices obtained under the Fund's dividend reinvestment plan. Total investment return does not reflect sales charges that would have been paid on purchases in the initial public offering or brokerage commissions that would have been paid in connection with secondary market transactions. Generally, total investment return based on net asset value will be higher than total investment return based on market value in periods where there is an increase in the discount or a decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total investment returns based on net asset value will be lower than total investment returns based on market value in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods. Investment return and principal value will fluctuate with market conditions, currencies and the political, social and economic climates of countries where investments are made. Past performance is not predictive of future results. Total investment returns for periods of less than one full year have not been annualized.

 **** Based on the change in market price of a Share during the period and assumes reinvestment of distributions at actual prices due to the Fund's DRIP. The cumulative total return since inception (April 20, 1988) based on market value at July 31, 1998 was 201.85%. (Unaudited)

***** Total investment returns reflect changes in net asset value per share during each period and assume the dividends and capital gain distributions, if any, were reinvested. These percentages are not an indication of the performance of a Shareholder's investment based on market price. The cumulative rate of return since inception (April 20, 1988) based on net asset value at July 31, 1998 is 251.13%. (Unaudited)

10. INTEREST OF CERTAIN RELATED PERSONS.

     Pursuant to an Investment Advisory, Management and Administrative Agreement dated December 31, 1997, the Fund employs Scudder Kemper Investments, Inc. ("Scudder Kemper") to manage the investment and reinvestment of the assets of the Fund. Scudder Kemper (formerly Scudder, Stevens & Clark, Inc.) has been the Fund's investment manager since April 1, 1992. The management and administrative fee payable under the Investment Advisory, Management and Administration Agreement effective December 31, 1997 is equal to an annual rate of 1.20% of the value of the Fund's average weekly net assets, and is payable monthly. Prior to December 31, 1997, the Fund had a management agreement whereby the Fund agreed to pay Scudder, Stevens & Clark, Inc. a fee equal to an annual rate of 1% of the Fund's average weekly net assets, computed weekly and payable monthly. The Fund also had an administration agreement whereby the Fund agreed to pay Scudder, Stevens & Clark, Inc. a fee equal to an annual rate of 0.20% of the Fund's average weekly net assets, computed weekly and payable monthly. Effective December 31, 1997, the administration agreement became part of the Management Agreement.

     Scudder Investor Services, Inc. will act as the liquidating agent for the benefit of redeeming Shareholders who request that their Portfolio Securities be liquidated for cash. Scudder Investor Services, Inc. will provide instructions to the Custodian for the liquidation process and will not receive any compensation for its services other than any customary and reasonable transaction based expenses and brokerage fees and commissions. Such expenses will be borne by redeeming Shareholders requesting liquidation of Portfolio Securities received.

     To the Fund's knowledge, there have not been any transactions in Shares of the Fund that were effected during the past 40 business days by the Fund, any member of the Board or executive officer of the Fund, any person controlling the Fund, any executive officer or director of any corporation ultimately in control of the Fund or by any associate or subsidiary of any of the foregoing, including any officer or director of the associates or subsidiaries.

11. CERTAIN EFFECTS OF THE REDEMPTION RIGHT.

     The repurchase of Shares pursuant to the Redemption Right will have the effect of increasing the proportionate interest in the Fund of non-redeeming Shareholders. All Shareholders remaining after the Redemption Right may be subject to any increased risks associated with the reduction in the Fund's aggregate assets, such as any greater volatility due to decreased diversification and reduced liquidity and proportionately higher expenses. See Sections 11 and 13 and Exhibit A-3. Additionally, a reduction in the number of Shares issued and outstanding may reduce the liquidity and the depth of the market for the Shares traded.

     All Shares repurchased by the Fund pursuant to the Redemption Right will remain authorized but unissued and will be available for issuance by the Fund without further Shareholder action (except as required by applicable law or the rules of the NYSE). If more than 4,883,365 Shares (which constitute as of September 1, 1998, 75% of the outstanding shares of the Fund) are presented for Redemption, they will be accepted on a pro rata basis. If 90% or more of the outstanding shares of the Fund are presented for Redemption, the Redemption Right will be suspended and, under such circumstances, it is the current intention of the Board of Directors to submit a proposal to Shareholders to liquidate the Fund.

12. CERTAIN INFORMATION ABOUT THE FUND.

     The Fund was organized as a Maryland corporation in 1987 and is registered as a non-diversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund's investment objective is to seek long-term capital appreciation by investing in the equity securities of Spanish and Portuguese companies. Under normal conditions, the Fund invests at least 80% of its total assets in the equity securities of Spanish and Portuguese issuers. Specifically, the Fund invests in
(i) securities traded principally on stock exchanges in Spain or Portugal, (ii) securities of companies that derive more than 50% or more of their total revenue from goods produced, sales made or services performed in Spain or Portugal,
(iii) securities (including American Depository Receipts) of companies organized under the laws of Spain or Portugal, (iv) equity securities of Spanish or Portuguese companies that are not listed or traded on a stock exchange, and (v) securities of investment companies and trusts that invest principally in the foregoing.

     Any balance of the Fund's assets are invested in debt securities, consisting of notes and debentures of companies, bank deposits, bills and bonds of government or major governmental subdivisions of the United States, Spain and Portugal, repurchase agreements with respect to securities in which the Fund may invest or participation interests in bank loans. The Fund's investment in debt securities and money market instruments is limited to obligations rated "A" or better by Moody's Investors Services, Inc. ("Moody's") or Standard and Poor's Corporation ("S&P"), or, if not rated, that are in the judgment of Scudder Kemper of equivalent quality. Under normal circumstances, the Fund may invest up to 15% of its total assets in unlisted equity securities.

  Recent Developments.

     The Redemption Right is the result of a process occurring over the last several months during which the Board of Directors of the Fund has explored means by which Shareholders could be provided the ability to elect to realize the net asset value of their investment in the Fund. On January 28, 1998, the Fund announced that it had approved in concept a tax-free merger with The Growth Fund of Spain, Inc., a closed-end management investment company also managed by Scudder Kemper, which would be followed by a one time in-kind redemption offer for shares of the combined fund at net asset value. The merger was structured as a federal income tax-free transaction for the stockholders of the two funds. On April 16, 1998, the Fund announced that the merger of The Growth Fund of Spain, Inc. into the Fund had been approved by the board of directors of each fund. On July 23, 1998, following discussions with management concerning, among other things, the likelihood that the requisite number of shareholders of both funds would approve the merger plan, the boards of directors of both funds voted to suspend the merger plan. On that same date, the Fund announced that the Board of Directors of the Fund had voted to approve an offer by the Fund to allow its shareholders to elect to realize the net asset value of their investment in the Fund through an in-kind redemption.

     Reference is made to Section 8 and Section 9 of this Redemption Right Statement and the financial statements attached as Exhibit A-1 and A-2, which are incorporated by reference.

     The principal executive office of the Fund is 345 Park Avenue, New York, NY 10154.

13. SOURCE AND AMOUNT OF CONSIDERATION.

     The total cost to the Fund of repurchasing 4,883,365 of its issued and outstanding Shares pursuant to the Redemption Right would be approximately $91,318,000 (based on a price per share of $18.70, the NAV as of August 24, 1998); the costs of preparing the materials for and conducting the Redemption Right through the Expiration Date (which costs include the services of the Depositary and Information Agent) would be approximately $271,000. The Fund will not be responsible for the costs of distributing the proceeds of the Redemption Right, including any transaction expenses and fees and the costs associated with the services of the Custodian or Liquidating Agent (as pertains to distribution of proceeds and liquidation of Portfolio Securities), which will be paid by redeeming Shareholders.

     Upon the terms and subject to the conditions of the Redemption Right, the Fund will repurchase the Shares presented for Redemption at a per Share consideration which will be equal to the highest per Share consideration paid to any other Shareholder during the pendency of the Redemption Right.

     No fractional shares of Portfolio Securities will be transferred to shareholders pursuant to the Redemption Right. Such fractional shares will be valued at their closing market price as of the Valuation Date and payment therefor will be made in cash to redeeming Shareholders. Upon effective transfer of Portfolio Securities from the Fund to the Custodian, the Fund will have paid the consideration owed by it to redeeming Shareholders. Redeeming Shareholders who have elected to retain their Portfolio Securities (instead of liquidating Portfolio Securities for cash) may experience a delay in the reregistration of their Portfolio Securities due to the process of transferring title. Such Shareholders are also required to provide information regarding cash and securities accounts which they have established with a bank or broker in both the local Spanish and Portuguese markets who will effect the reregistration of Portfolio Securities and a U.S. bank or broker who can retain American Depository Receipts that may be part of the Portfolio Securities received. Shareholders who elect to liquidate Portfolio Securities received for cash will receive cash within a reasonable time after the end of the liquidation process, which is expected to last at least thirty days.

     Shareholders who are not Fund Shareholders of record, but instead hold and present for Redemption their Shares in the name of a broker, dealer, financial institution or other nominee, will receive the Portfolio Securities to which they are entitled in the name of their broker, dealer, financial institution or other nominee. It will be the responsibility of such brokers, dealers, financial institutions and other nominees to calculate and distribute or credit either fractional shares or cash in respect of fractional shares, at their election, to their clients' accounts.

     The Portfolio Securities to which redeeming Shareholders are entitled constitute, except for short-term fixed income securities with maturities of less than one year, securities with transfer restrictions or certain illiquid securities, a representative portion of the equity securities of Spanish and Portuguese companies in which the Fund has invested and cash it holds. For more information about the securities which may be included as Portfolio Securities, Shareholders should refer to Exhibit A-2.

     Under no circumstances will the Fund pay interest on the Repurchase Price for the Shares, regardless of any delay in making payment therefor. Redeeming Shareholders will not be obligated to pay brokerage commissions or fees in connection with their demand to redeem Shares, although a redeeming Shareholder's broker may charge a processing fee for assistance in transmitting that redeeming Shareholder's Redemption demand to the Fund and all redemptions effected by the Fund will bear the administrative costs and expenses incurred in transferring Portfolio Securities from the Fund to the redeeming Shareholder and, if applicable, in liquidating them.

14. REGULATORY APPROVALS.

     Prior to the commencement of the proposed in-kind redemption right the Fund received a private letter ruling from the Internal Revenue Service with respect to the tax consequences of the Redemption Right to the Fund. In addition, the Fund is seeking exemptive relief from the Securities and Exchange Commission (the "SEC") from the provisions of Section 17(a) of the 1940 Act to permit certain "affiliated persons" of the Fund who own 5% or more of the Fund's shares to participate in the Redemption Right. The Fund currently has at least one such 5% Shareholder. Although the Fund currently expects to receive this exemptive relief prior to the Expiration Date, such relief is not necessary for the Fund to conduct the Redemption Right and the Fund will conduct the Redemption Right without having received the requested exemptive order. The Fund is unable to predict whether it would delay the acceptance for payment of, or payment for, Shares presented for Redemption pursuant to the Redemption Right with respect to any Shareholder pending the outcome of such matter. There can be no assurance that any such approval or other action, if needed, will be obtained. The Fund's obligations under the Redemption Right to accept for payment and pay for Shares are subject to certain conditions. See Section 6.

15. ADDITIONAL INFORMATION.

     The Fund is subject to the information and reporting requirements of the 1940 Act and in accordance is obligated to file reports and other information with the SEC relating to its business and financial condition and other matters. The Fund has also filed an Issuer Tender Offer Statement on Schedule 13E-4 with the SEC; the Schedule 13E-4 includes certain additional information relating to the Redemption Right, which material may be inspected and copied at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and Seven World Trade Center, New York, New York 10048. Copies of the Schedule 13E-4 may also be obtained by mail at prescribed rates from the Public Reference Branch of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.

16. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES.

     The following discussion is a general summary of the U.S. federal income tax consequences of a Redemption of Shares. The discussion is for general information purposes only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial owners of Shares. The discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change, which change could be retroactive. The discussion applies only to beneficial owners of Shares in whose hands Shares are capital assets within the meaning of Section 1221 of the Code, and may not apply to certain types of beneficial owners of Shares (such as insurance companies, tax-exempt organizations, and broker-dealers) who may be subject to special rules. Persons who may be subject to tax in more than one country should consult the provisions of any applicable tax treaty to determine the potential tax consequences to them. You should consult your own tax adviser for a complete description of the tax consequences to you of a sale of Shares pursuant to the Redemption Right, including potential state, local and non-U.S. taxation by taxing jurisdictions of which you are a resident or domiciliary.

     As described above, redeeming Shareholders may elect to retain Portfolio Securities received as proceeds from the Redemption Right or may elect to direct that the Portfolio Securities received as proceeds from the Redemption Right be liquidated for cash. In either case, the distribution of Portfolio Securities is a taxable event to the redeeming Shareholder. The liquidation of Portfolio Securities received for cash is an additional separate taxable event.

     In view of the requirement of the Redemption Right that an electing Shareholder submit or cause the submission of all of the Shares actually owned and constructively owned by the Shareholder under Section 318 of the Code as of the date of redemption of Shares pursuant to the Redemption Right, Shareholders should consult their tax advisers regarding the application of the constructive ownership rules of Section 318. In general, Section 318 provides that Shares owned by certain family members of, and by entities treated by that section as related to, the Shareholder are treated as owned by the Shareholder.

     U.S. SHAREHOLDERS. This subsection will be relevant to individuals who are citizens of the U.S. or resident aliens of the U.S., domestic corporations, domestic partnerships, and certain estates and trusts treated as "U.S. persons" under the U.S. federal tax law. Under current federal income tax law, regulations and Internal Revenue Service rulings, the receipt of Portfolio Securities for Shares pursuant to the Redemption Right will be a taxable transaction. Shareholders who redeem their Shares receive either "exchange treatment" or "dividend treatment" with respect to their redemption proceeds (i.e., the Portfolio Securities).

     If a redemption satisfies any of paragraphs (1), (2), (3), or (4) of Code section 302(b), the redemption proceeds shall be treated as payment for the stock that is redeemed, i.e., the redemption will be accorded exchange treatment. If a redeeming Shareholder is entitled to exchange treatment, such Shareholder would recognize gain or loss for U.S. federal income tax purposes equal to the difference between: (i) the fair market value of the Portfolio Securities he or she receives, and (ii) the Shareholder's adjusted tax basis in the Shares redeemed. Such gain or loss would be capital gain or loss if the Shares were a capital asset in the hands of the Shareholder. Under current law, the maximum federal income tax rate applicable to most non-corporate taxpayers on capital gain for assets held more than one year is 20%. Gain or loss must be determined separately for each block of Shares (i.e., Shares acquired at the same cost in a single transaction) sold pursuant to the Redemption Right.

     On the other hand, if none of paragraphs (1), (2), (3), or (4) of section 302(b) applies, such redemption may be accorded dividend treatment. If so, Code section 301 provides that redeeming Shareholders shall include the amount of that distribution (i.e., the fair market value of the Portfolio Securities received) as ordinary income to the extent of the Fund's earnings and profits.

     Code section 302(b) provides, in pertinent part, that a redemption shall be accorded exchange treatment if the redemption:

     (1) is "not essentially equivalent to a dividend;"

     (2) is "substantially disproportionate" with respect to the shareholder;

     (3) is "in complete redemption" of all of the stock of the corporation owned by the shareholder; or

     (4) in the case of a non-corporate shareholder, is "in partial liquidation" of the distribution of the distributing corporation.

     A Shareholder who follows the redemption guidelines provided herein should receive exchange treatment. Because a redeeming Shareholder will be required to redeem all of his shares (determined by applying the attribution rules of Code section 318), a redeeming Shareholder generally should qualify for exchange treatment by virtue of Code section 302(b)(3), which accords exchange treatment to a redeeming Shareholder "if the redemption is in complete redemption of all of the stock owned by the shareholder." If more than 75% of the issued and outstanding Shares of the Fund are presented for Redemption and the Fund prorates its Redemption of the Shares, see Sections 1 and 6, the redeeming Shareholder should nonetheless receive exchange treatment because such Redemption would be "substantially disproportionate" with respect to such redeeming Shareholder, pursuant to Code section 302(b)(2).

     Nonetheless, it is possible that a redeeming Shareholder may violate the terms of the Redemption Right. In that case, the redeeming Shareholder may receive dividend treatment pursuant to Code sections 302(d) and 301. Any Shareholder that chooses to violate the terms of the Redemption Right should consult his own tax advisor regarding the tax consequences of the Redemption Right.

     In all cases, a redeeming Shareholder would take a tax basis in the Portfolio Securities he or she receives that is equal to the fair market value of those Portfolio Securities on the date of the exchange.

     Under the "wash sale" rules, recognition of a loss on Shares sold pursuant to the Redemption Right will ordinarily be disallowed to the extent a Shareholder acquires either an option to purchase Shares or Shares within 30 days before or after the date Shares are redeemed pursuant to the Redemption Right and, in that event, the basis and holding period of the Shares acquired will be adjusted to reflect the disallowed loss.

     Generally speaking, a one-time redemption does not have adverse tax consequences on non-redeeming shareholders. Code section 305(a) provides that a shareholder generally shall not include in gross income the amount of any distribution of the stock of a corporation made by such corporation to its shareholders with respect to its stock unless one of several exceptions applies.
Section 305(b)(2) provides one such exception: if the distribution (or series of distributions of which such distribution is one) has the result of some shareholders receiving property and other shareholders increasing their proportionate interests in the assets or earnings and profits of the corporation, section 305(a) shall not apply to the distribution and instead the distribution shall be treated as a distribution of property to which section 301 applies.

     Section 305(c) requires the Secretary of the Treasury to prescribe regulations under which, among other things, "a redemption which is treated as a distribution to which section 301 applies, or any transaction (including a recapitalization) having a similar effect on the interest of any shareholder," will be treated as a distribution with respect to any shareholder (including a non-redeeming shareholder) whose proportionate interest in the earnings and profits or assets of the corporation is increased by such redemption.

     Treas. Reg. sec. 1.305-7(a) provides that if any of those section 305(c) situations arises, and if a non-redeeming shareholder's proportionate interest in the earnings and profits or assets of the redeeming corporation increases, and if such distribution has the result described in paragraphs (2), (3), (4), or (5) of section 305(b), such non-redeeming shareholder will be treated as receiving a distribution to which section 305(b) applies and consequently, to which section 301 applies, i.e., a constructive dividend. Treas. Reg. sec. 1.305-3(b)(3) provides, however, among other things, that a distribution of property "incident to an isolated redemption of stock (for example, pursuant to a tender offer)" will not cause section 305(b)(2) to apply even though the distribution is treated as a distribution of property to which section 301 applies. Because the Fund has represented that it has not previously redeemed its shares, the Redemption should constitute an "isolated redemption" within the meaning of Treas. Reg. sec. 1.305-3(b)(3).

     The federal income tax consequences of the Redemption will apply to Shareholders regardless of whether they direct that the Portfolio Securities received as proceeds from the Redemption of Shares pursuant to the Redemption Right be liquidated for cash. For Shareholders who so elect, the liquidation of the Portfolio Securities will be a separate taxable transaction, and electing Shareholders will have gain or loss equal to the difference between the amount received in exchange for the Portfolio Securities and their basis (that is, the fair market value of the Portfolio Securities when distributed in the Redemption).

     The liquidation will be completed as soon as practicable following the Redemption, but will not occur immediately. As a result, there will be an intervening time period during which the fair market values of the Portfolio Securities may increase or decrease. If there is no fluctuation in the value of Portfolio Securities, Shareholders will have no gain or loss; otherwise, gain or loss will be recognized to the Shareholders on the liquidation of the Portfolio Securities and will be treated as short-term capital gain or loss.

     The Depositary may be required to withhold 31% of the gross proceeds paid to a Shareholder pursuant to the Redemption Right unless either: (a) the Shareholder has completed and submitted to the Depositary the Substitute Form W-9 included with the Transmittal Letter, providing the shareholder's taxpayer identification number/social security number and certifying under penalties of perjury: (i) that the number is correct, and (ii) either that (A) the Shareholder is exempt from backup withholding, (B) the Shareholder has not been notified by the Internal Revenue Service that the shareholder is subject to backup withholding as a result of an underreporting interest or dividends or (C) the Internal Revenue Service has notified the Shareholder that the Shareholder is no longer subject to backup withholding; (b) the Shareholder is a corporation; or (c) an exception applies under applicable law and Treasury regulations to such Shareholders. A beneficial owner who does not provide a correct TIN may be subject to penalties imposed by the IRS. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the beneficial owner's federal income tax liability. Each beneficial owner of Shares should consult with his or her own tax adviser as to his or her qualification for exemption from backup withholding and the procedure for obtaining such exemption.

     NON-U.S. SHAREHOLDERS. In general, a "Non-U.S. Shareholder" is any person other than (1) a citizen or resident of the United States, (2) a corporation or partnership created or organized in the United States under the laws of the United States or any state, (3) an estate or trust that is subject or potentially subject to U.S. federal income tax on its worldwide income on a net basis or (4) a trust, the administration of which is subject to the primary supervision of a U.S. court and the substantial decisions of which may be made by U.S. persons. U.S. taxation of a "Non-U.S. Shareholder" depends on whether the income from the Fund is "effectively connected" with a U.S. trade or business carried on by the Non-U.S. Shareholder. Ordinarily, income from the Fund will not be treated as "effectively connected" and, if that is the case, any gain realized upon the redemption of Shares pursuant to the terms of the Redemption will not ordinarily be subject to U.S. taxation. If, however, the Non-U.S. Shareholder is treated as a non-resident alien individual but is physically present in the United States for more than 182 days during the taxable year, then, in certain circumstances, gain from the redemption of Shares pursuant to the terms of the Redemption Right and gain from a liquidation of Portfolio Securities will be subject to U.S. tax of 30% (or lower treaty rate).

     If the income from the Fund is "effectively connected" with a U.S. trade or business carried on by a Non-U.S. Shareholder, then any gain (or dividend income) realized upon the sale of Shares of the Fund pursuant to the terms of the Redemption Right will be subject to U.S. federal income tax at the graduated rates applicable to U.S. taxpayers; this will also be true of gain resulting from liquidation of Portfolio Securities if the liquidation proceeds are "effectively connected" with a U.S. trade or business (see "Certain U.S. Federal Income Tax Consequences -- U.S. Shareholders", above).

     Non-U.S. Shareholders may be subject to dividend tax withholding at a 30% rate or a lower applicable tax treaty rate on the gross proceeds of the Redemption received by such Shareholder, if the proceeds are treated as a "dividend" under the rules described above. In the event that the tax status of the Redemption Right as a dividend is not clear to the Fund at the time of payment, the Fund will withhold a portion of the proceeds as if the proceeds constitute a dividend. In that case, the redeeming Shareholder may be eligible to claim a refund of the withheld tax by filing a U.S. tax return if the shareholder can demonstrate that the proceeds were not dividends. Non-U.S. Shareholders should consult their tax advisers regarding application of these withholding rules.

     Non-U.S. Shareholders should provide the Depositary with a completed Form W-8 in order to avoid 31% backup withholding. A copy of Form W-8 is provided with the Letter of Transmittal for such Shareholders.

     Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of a redemption of Shares pursuant to the Redemption.

17. EXTENSION OF REDEMPTION PERIOD, TERMINATION, AMENDMENTS.

     The Fund expressly reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Redemption Right is open by giving oral or written notice of extension to the Depositary and the Custodian. During any extension, all Shares previously presented for Redemption and not purchased or withdrawn will remain subject to the Redemption Right, except to the extent that Shares may be withdrawn as set forth in Section
4. The Fund also expressly reserves the right, in its sole discretion, to terminate the Redemption Right and not accept for repurchase or pay for any Shares not accepted for repurchase or paid for or, subject to applicable law, to postpone paying for Shares upon the occurrence of any of the conditions specified in Section 6 by giving oral or written notice of termination or postponement to the Depositary and the Custodian and making a public announcement of that action. The Fund's right to delay payment for Shares which it has accepted for repurchase is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act, which requires the Fund to either pay the consideration offered or return the Shares redeemed promptly after termination or withdrawal of a redemption offer. Subject to compliance with applicable law, the Fund further reserves the right, in its sole discretion, to amend the Redemption Right in any respect. Amendments to the Redemption Right may be made at any time or from time to time effected by public announcement to be issued no later than 9:00 a.m., Eastern Time, on the next business day after the previously scheduled Expiration Date. Any public announcement made pursuant to the Redemption Right will be disseminated promptly to Shareholders in a manner reasonably designed to inform shareholders of the change. Without limiting the manner in which the Fund may choose to make a public announcement, except as required by applicable law, the Fund will have no obligation to publish, advertise or otherwise communicate any public announcement other than by making a release to the Dow Jones News Service.

     If the Fund materially changes the terms of the Redemption Right or the information concerning the Redemption Right, the Fund will extend the Redemption Right to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(2) promulgated under the Exchange Act. These rules set forth the minimum period during which an offer must remain open following material changes in the terms or information concerning the offer. The materiality of the change depends on the facts and circumstances, including the relative materiality of the terms or information. If (i) the Fund increases or decreases the consideration offered for Shares pursuant to the Redemption Right or the Fund increases the number of Shares whose Redemption is offered by an amount exceeding 2% of the outstanding Shares, or the Fund decreases the number of Shares whose Redemption is offered; and (ii) the Redemption Right is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of increase or decrease is first published, sent or given, the Redemption Right will be extended until the expiration of a period of ten business days.

     Except to the extent required by applicable law (including Rule 13e-4(f)(1) promulgated under the Exchange Act), the Fund will have no obligation to extend the Redemption Right. In the event that the Fund is obligated or elects to extend the Redemption Right, the purchase price for Shares will be equal to the NAV determined as of the close of the regular trading session of the NYSE on the first business day following the Expiration Date, as extended. Between the previously scheduled Expiration Date and the new Expiration Date, the rights of Shareholders (such as rights to demand redemption and withdraw Shares) will remain unchanged. No Shares will be accepted for payment until on or after the new Expiration Date. As NAV is determined on the first business day following the last day of the Redemption Right, if the Redemption Right is extended, NAV could be more or less than it would have been on the original Expiration Date.

18. MISCELLANEOUS.

     The Redemption Right is not being offered to, nor will the Fund accept requests for Redemption from, owners of Shares in any jurisdiction in which the Redemption Right or its acceptance would not comply with the securities or "blue sky" laws of such jurisdiction. The Fund is not aware of any jurisdiction in which the making of the Redemption Right or the acceptance of requests for redemption of, repurchase of or payment for Shares would not be in compliance with the laws of such jurisdiction. However, the Fund reserves the right to exclude Shareholders in any jurisdiction in which it is asserted that the Redemption Right cannot lawfully be made or Shares cannot lawfully be accepted, purchased or paid for. So long as the Fund makes a good-faith effort to comply with any state law deemed applicable to the Redemption Right, the Fund believes that the exclusion of those holders is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction the securities or "blue sky" laws of which require the Redemption Right to be made by a licensed broker or dealer, the Redemption Right shall be deemed to be made on the Fund's behalf by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

September 2, 1998

                     Scudder Spain and Portugal Fund, Inc.
                                345 Park Avenue
                               New York, NY 10154

                              APPENDIX:  GLOSSARY

     1940 Act -- Investment Company Act of 1940, as amended.

     Board -- The Board of Directors of the Fund.

     Book-Entry Confirmation -- a confirmation of a book-entry transfer.

     Code -- Internal Revenue Code of 1986, as amended.

     Exchange Act -- Securities Exchange Act of 1934, as amended.

     Expiration Date -- September 30, 1998 or as extended by the Fund.

     Letter of Transmittal -- A properly completed and executed Letter of Transmittal includes a photocopy or facsimile thereof bearing original signature(s) and any required signature guarantees.

     Net Asset Value (NAV) -- The value of a fund is determined by deducting the fund's liabilities from the total assets of the portfolio. The net asset value per share is determined by dividing the net asset value of the fund by the number of shares outstanding.

     NYSE -- New York Stock Exchange.

     Redemption Right -- This refers to valid presentment without withdrawal by a shareholder of Shares.

     Required Documents -- These include: (i) Share certificates evidencing the Shares or a Book-Entry Confirmation of the delivery of the Shares (if available); (ii) a properly completed and executed Letter of Transmittal or, in the case of a book-entry transfer, an Agent's Message; and (iii) any other documents required by the Letter of Transmittal.

     SEC -- U.S. Securities and Exchange Commission.

     Scudder Kemper -- Scudder Kemper Investments, Inc., the Fund's investment adviser, manager and administrator.

     Valuation Date -- The close of the regular trading session of the NYSE on October 1, 1998 or the first business day following the Expiration Date.

                                  EXHIBIT A-1

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

                          AUDITED FINANCIAL STATEMENTS

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

                              FINANCIAL HIGHLIGHTS

     The following table includes selected data for a share outstanding throughout each period (a) and other performance information derived from the financial statements and market price data.

                                                            YEARS ENDED SEPTEMBER 30,
                                                   -------------------------------------------
PER SHARE OPERATING PERFORMANCE                     1997      1996     1995     1994     1993
-------------------------------                    ------    ------    -----    -----    -----
Net asset value, beginning of period.............  $11.54    $ 9.68    $9.01    $8.24    $7.27
                                                   ------    ------    -----    -----    -----
  Net investment income..........................     .08       .09      .07      .07      .22
     Net realized and unrealized gain (loss) on
       investment transactions...................    5.99      1.84      .60      .70     1.15
                                                   ------    ------    -----    -----    -----
Total from investment operations.................    6.07      1.93      .67      .77     1.37
                                                   ------    ------    -----    -----    -----
  Less distributions from:
     Net investment income.......................    (.09)     (.07)      --       --     (.18)
     Net realized gains on investment
       transactions..............................    (.18)       --       --       --     (.22)
                                                   ------    ------    -----    -----    -----
Total distributions..............................    (.27)     (.07)      --       --     (.40)
                                                   ------    ------    -----    -----    -----
Net asset value, end of period...................  $17.34    $11.54    $9.68    $9.01    $8.24
                                                   ======    ======    =====    =====    =====
Market value, end of period......................  $14.50    $ 8.88    $7.56    $7.50    $7.75
                                                   ======    ======    =====    =====    =====
TOTAL INVESTMENT RETURN
  Per share market value (%).....................   67.33     18.31      .84    (3.23)   31.69
  Per share net asset value (%)(b)...............   53.89     20.19     7.44     9.35    20.38
RATIOS AND SUPPLEMENTAL DATA
  Net assets, end of period ($ millions).........     113        75       63       59       54
  Ratio of operating expenses to average net
     assets (%)..................................    1.74      1.92     1.99     2.02     2.38(d)
  Ratio of net investment income to average net
     assets (%)..................................     .54       .83      .71      .77     2.87
  Portfolio turnover rate (%)....................     115        66       43       31       29
  Average commission rate paid(c)................  $.0694    $.0671    $  --    $  --    $  --

---------------
(a) Based on monthly average of shares outstanding during the period.

(b) Total investment returns reflect changes in net asset value per share during each period and assume that dividends and capital gains distributions, if any, were reinvested. These percentages are not an indication of the performance of a shareholder's investment in the Fund based on market price.

(c) Average commission rate paid per share of common and preferred stocks is calculated for fiscal years ending on or after September 1, 1996.

(d) Ratio of operating expenses to average net assets excluding interest expense was 2.31%.

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

                 INVESTMENT PORTFOLIO AS OF SEPTEMBER 30, 1997

                                                                                            MARKET
                                       SHARES                                              VALUE ($)
                                       -------                                            -----------
COMMON STOCKS 100.0%
PORTUGAL 33.9%
CONSUMER DISCRETIONARY 2.8%
  Specialty Retail                      80,500   Sonae Investimentos, S.A. .............    3,182,600
                                                                                          -----------
CONSUMER STAPLES 5.3%
  Food & Beverage                        6,950   Jeronimo Martins SA Warrants (expire
                                                 9/15/03)(b)............................      198,914
                                        75,300   Jeronimo Martins SA....................    5,795,849
                                                                                          -----------
                                                                                            5,994,763
                                                                                          -----------
COMMUNICATIONS 5.3%
  Telephone/Communications             138,500   Portugal Telecom SA....................    6,007,516
                                                                                          -----------
FINANCIAL 9.5%
  Banks                                211,100   Banco Comercial Portugues..............    4,458,042
                                        82,000   Banco Espirito Santo...................    2,276,260
                                       101,470   Banco Portugues do Investimento........    2,310,340
                                        79,000   Banco Totta e Acores...................    1,666,139
                                                                                          -----------
                                                                                           10,710,781
                                                                                          -----------
MEDIA 0.2%
  Broadcasting & Entertainment          80,000   TVI Televisao Independente(b)(c).......      204,513
                                                                                          -----------
MANUFACTURING 0.9%
  Containers & Paper                    30,200   Sociedade Portuguesa de Celulose,
                                                 S.A.(b)................................    1,016,233
                                                                                          -----------
CONSTRUCTION 6.7%
  Building Materials 4.5%               40,000   Corticeira Amorim, S.P.G.S. ...........      491,275
                                       181,500   Semapa Cement SA.......................    4,464,371
                                                                                          -----------
                                                                                            4,955,646
                                                                                          -----------
  Forest Products 1.3%                 174,000   Portucel Industrial Empresa, SA........    1,411,804
                                                                                          -----------
  Miscellaneous 0.9%                    62,000   Mota e Companhia, SA...................    1,026,442
                                                                                          -----------
UTILITIES 3.2%
  Electric Utilities                    10,000   Electricidade de Portugal(ADR)(b)......      343,750
                                       189,490   Electricidade de Portugal..............    3,253,996
                                                                                          -----------
                                                                                            3,597,746
                                                                                          -----------
SPAIN 66.1%
CONSUMER DISCRETIONARY 4.4%
  Department & Chain Stores 1.2%        21,849   Adolfo Dominguez SA(b).................      765,527
                                                                                          -----------
                                        27,500   Aldeasa S.A.(b)(c).....................      602,432
                                                                                          -----------
                                                                                            1,367,959
                                                                                          -----------
  Restaurants 2.2%                      35,000   Tele Pizza, S.A.(b)....................    2,438,534
                                                                                          -----------
  Specialty Retail 1.0%                 25,800   Cortefiel, S.A.........................    1,094,085
                                                                                          -----------

    The accompanying notes are an integral part of the financial statements.

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

                                                                                            MARKET
                                       SHARES                                              VALUE ($)
                                       -------                                            -----------
CONSUMER STAPLES 2.8%
  Alcohol & Tobacco 2.4%                80,000   Baron de Ley, S.A.(b)..................    1,586,387
                                        16,300   Tabacalera, S.A. "A"...................    1,143,304
                                                                                          -----------
                                                                                            2,729,691
                                                                                          -----------
  Food & Beverage 0.4%                  10,800   Puleva Union Industrial Agro-Ganadera
                                                 SA(b)..................................      469,565
                                                                                          -----------
COMMUNICATIONS 5.8%
  Telephone/Communications             207,900   Compania Telefonica Nacional de Espana
                                                 S.A. ..................................    6,532,130
                                                                                          -----------
FINANCIAL 19.3%
  Banks 18.7%                          198,600   Banco Bilbao Vizcaya SA................    6,113,533
                                        55,070   Banco Central de Espana................    2,298,426
                                        35,370   Banco Intercontinental Espana..........    2,037,797
                                        18,714   Banco Pastor SA........................    1,335,192
                                        37,400   Banco Popular Espanol..................    2,405,306
                                       176,300   Banco Santander SA.....................    5,775,487
                                        47,640   Banco de Valencia SA...................      997,354
                                                                                          -----------
                                                                                           20,963,095
                                                                                          -----------
  Real Estate 0.6%                      22,550   Vallehermoso SA........................      621,647
                                                                                          -----------
SERVICE INDUSTRIES 1.4%
  Miscellaneous Commercial Services    126,000   Prosegur, Cia de Seguridad SA..........    1,548,938
                                                                                          -----------
MANUFACTURING 3.8%
  Containers & Paper 2.2%               44,600   Empresa Nacional de Celulosas SA.......      821,665
                                        35,998   Vidrala SA.............................    1,651,948
                                                                                          -----------
                                                                                            2,473,613
                                                                                          -----------
  Industrial Specialty 1.6%             14,500   Azkoyen SA.............................    1,795,136
                                                                                          -----------
ENERGY 4.1%
  Oil Companies                        107,730   Repsol SA..............................    4,655,045
                                                                                          -----------
METALS & MINERALS 2.3%
  Steel & Metals                        13,600   Acerinox, S.A. ........................    2,564,748
                                                                                          -----------
CONSTRUCTION 6.7%
  Forest Products 0.4%                  12,200   Miguel y Costas........................      494,473
                                                                                          -----------
  Homebuilding 3.4%                     24,900   Fomento de Obras y Construcciones SA...    3,836,672
                                                                                          -----------
  Miscellaneous 2.9%                    21,500   Abengoa SA.............................    1,109,064
                                        35,000   Gines Navarro Construcciones, S.A. ....    1,097,340
                                        11,200   OCP Construcciones, S.A. ..............    1,077,457
                                                                                          -----------
                                                                                            3,283,861
                                                                                          -----------
UTILITIES 15.5%
  Electric Utilities 13.3%             152,670   Cia Sevillana de Electricidad..........    1,447,230
                                       291,520   Empresa Nacional de Electricidad SA....    6,220,213
                                        24,000   Gas y Electricidad, S.A. ..............    1,625,511
                                        35,600   Hidroelectrica del Cantabrico..........    1,514,437
                                       334,650   Iberdrola SA...........................    4,113,906
                                                                                          -----------
                                                                                           14,921,297
                                                                                          -----------
  Natural Gas Distribution 2.2%         47,000   Gas Natural SDG, S.A. .................    2,474,844
                                                                                          -----------

    The accompanying notes are an integral part of the financial statements.

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

                                                                                            MARKET
                                                                                           VALUE($)
                                                                                          -----------
                                                 TOTAL COMMON STOCKS (Cost
                                                 $75,917,053)...........................  112,373,377
                                                                                          -----------
                                                 TOTAL INVESTMENT PORTFOLIO -- 100.0%
                                                 (Cost $75,917,053)(a)..................  112,373,377
                                                                                          ===========

---------------
(a) The cost for federal income tax purposes was $76,021,986. At September 30, 1997, net unrealized appreciation for all securities based on tax cost was $36,351,391. This consisted of aggregate gross unrealized appreciation for all securities in which there was an excess of market value over tax cost of $37,136,253 and aggregate gross unrealized depreciation for all securities in which there was an excess of tax cost over market value of $784,862.

(b) Non-income producing security.

(c) Securities valued in good faith by the Valuation Committee of the Board of Directors at fair value amounted to $806,945 (0.72% of net assets). Their values have been estimated by the Valuation Committee in the absence of readily ascertainable market values. However, because of the inherent uncertainty of valuation, those estimated values may differ significantly from the values that would have been used had a ready market for the securities existed, and the difference could be material. The cost of these securities at September 30, 1997 aggregated $1,188,337. These securities may also have certain restrictions as to resale.

    The accompanying notes are an integral part of the financial statements.

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

                              FINANCIAL STATEMENTS

                      STATEMENT OF ASSETS AND LIABILITIES
                               SEPTEMBER 30, 1997

ASSETS
Investments, at market (identified cost $75,917,053)........                $112,373,377
Foreign currency holdings, at market (identified cost
  $1,806,571)...............................................                   1,800,067
Cash........................................................                      13,309
Receivable for foreign taxes recoverable....................                      86,836
Other assets................................................                       1,237
                                                                            ------------
          Total assets......................................                 114,274,826

LIABILITIES
Payables:
  Investments purchased.....................................  $1,098,443
  Accrued management fee....................................      87,045
  Accrued administrator's fee...............................      17,409
  Other payables and accrued expenses.......................     162,362
                                                              ----------
          Total liabilities.................................                   1,365,259
                                                                            ------------
Net assets, at market value.................................                $112,909,567
                                                                            ============

NET ASSETS
Net assets consist of:
  Undistributed net investment income.......................                $    159,742
  Accumulated net realized gain.............................                  17,112,305
  Net unrealized appreciation (depreciation) on:
     Investments............................................                  36,456,324
     Foreign currency related transactions..................                     (20,039)
  Paid-in capital...........................................                  59,201,235
                                                                            ------------
Net assets, at market value.................................                $112,909,567
                                                                            ============
NET ASSET VALUE per share ($112,909,567/6,511,154 shares of
  common stock issued and outstanding, $.01 par value,
  200,000,000 of shares authorized).........................                $      17.34
                                                                            ============

    The accompanying notes are an integral part of the financial statements.

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

                            STATEMENT OF OPERATIONS
                         YEAR ENDED SEPTEMBER 30, 1997

INVESTMENT INCOME
  Income:
     Dividends (net of foreign taxes withheld of
      $353,426).............................................                 $ 2,087,235
     Interest...............................................                      57,022
                                                                             -----------
                                                                               2,144,257
  Expenses:
     Management fee.........................................  $   940,480
     Administrator's fee....................................      188,095
     Custodian and accounting fees..........................      252,862
     Directors' fees and expenses...........................       91,452
     Auditing...............................................       42,250
     Reports to shareholders................................       45,451
     Services to shareholders...............................       31,531
     Legal..................................................       33,602
     Other..................................................       13,042      1,638,765
                                                              -----------    -----------
  Net investment income.....................................                     505,492
                                                                             -----------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENT
  TRANSACTIONS
  Net realized gain (loss) from:
     Investments............................................   17,889,178
     Foreign currency related transactions..................     (243,802)    17,645,376
                                                              -----------
  Net unrealized appreciation (depreciation) during the
     period on:
     Investments............................................   21,406,657
     Foreign currency related transactions..................      (17,152)    21,389,505
                                                              -----------    -----------
  Net gain on investment transactions.......................                  39,034,881
                                                                             -----------
Net increase in net assets resulting from operations........                 $39,540,373
                                                                             ===========

    The accompanying notes are an integral part of the financial statements.

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

                      STATEMENTS OF CHANGES IN NET ASSETS

                                                               YEARS ENDED SEPTEMBER 30,
                                                              ---------------------------
                                                                  1997           1996
                                                              ------------    -----------
INCREASE (DECREASE) IN NET ASSETS
Operations:
  Net investment income.....................................  $    505,492    $   576,964
  Net realized gain from investment transactions............    17,645,376      5,880,465
  Net unrealized appreciation on investment transactions
     during the period......................................    21,389,505      6,083,968
                                                              ------------    -----------
Net increase in net assets resulting from operations........    39,540,373     12,541,397
                                                              ------------    -----------
Distributions to shareholders from:
  Net investment income.....................................      (585,992)      (455,778)
                                                              ------------    -----------
  Net realized gains on investment transactions.............    (1,172,008)            --
                                                              ------------    -----------
INCREASE IN NET ASSETS......................................    37,782,373     12,085,619
Net assets at beginning of period...........................    75,127,194     63,041,575
                                                              ------------    -----------
NET ASSETS AT END OF PERIOD (including undistributed net
  investment income of $159,742 and $484,045,
  respectively).............................................  $112,909,567    $75,127,194
                                                              ============    ===========

    The accompanying notes are an integral part of the financial statements.

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

                         NOTES TO FINANCIAL STATEMENTS

A.  SIGNIFICANT ACCOUNTING POLICIES

     Scudder Spain and Portugal Fund, Inc. (the "Fund", formerly The First Iberian Fund, Inc.) is registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company.

     The Fund's financial statements are prepared in accordance with generally accepted accounting principles which require the use of management estimates. The policies described below are followed consistently by the Fund in the preparation of its financial statements.

     Security Valuation. Portfolio securities which are traded on U.S. or foreign stock exchanges are valued at the most recent sale price reported on the exchange on which the security is traded most extensively. If no sale occurred, the security is then valued at the calculated mean between the most recent bid and asked quotations. If there are no such bid and asked quotations, the most recent bid quotation is used. Securities quoted on the Nasdaq System, for which there have been sales, are valued at the most recent sale price reported on such system. If there are no such sales, the value is the most recent bid quotation. Securities which are not quoted on the Nasdaq System but are traded in another over-the-counter market are valued at the most recent sale price on such market. If no sale occurred, the security is then valued at the mean between the most recent bid and asked quotations. If there are no such bid and asked quotations the most recent bid quotation shall be used.

     Portfolio debt securities with remaining maturities greater than sixty days are valued by pricing agents approved by the officers of the Fund, which quotations reflect broker/dealer-supplied valuations and electronic data processing techniques. If the pricing agents are unable to provide such quotations, the most recent bid quotation supplied by a bona fide market maker shall be used. Money market instruments purchased with an original maturity of sixty days or less are valued at amortized cost. All other securities are valued at their fair value as determined in good faith by the Valuation Committee of the Board of Directors.

     Foreign Currency Translations. The books and records of the Fund are maintained in U.S. dollars. Foreign currency transactions are translated into U.S. dollars on the following basis:

          (i) market value of investment securities, other assets and liabilities at the daily rates of exchange, and

          (ii) purchases and sales of investment securities, dividend and interest income and certain expenses at the rates of exchange prevailing on the respective dates of such transactions.

     The Fund does not isolate that portion of gains and losses on investments which is due to changes in foreign exchange rates from that which is due to changes in market prices of the investments. Such fluctuations are included with the net realized and unrealized gains and losses from investments.

     Net realized and unrealized gain (loss) from foreign currency related transactions includes gains and losses between trade and settlement dates on securities transactions, gains and losses arising from the sales of foreign currency, and gains and losses between the ex and payment dates on dividends, interest, and foreign withholding taxes.

     Federal Income Taxes. The Fund's policy is to comply with the requirements of the Internal Revenue Code which are applicable to regulated investment companies, and to distribute all of its taxable income to its shareholders. The Fund accordingly paid no U.S. federal income taxes, and no federal income tax provision was required.

     Withholding taxes on foreign interest and dividends have been provided for in accordance with Spanish and Portuguese tax rates.

     Distribution of Income and Gains. Distributions of net investment income are made annually. During any particular year net realized gains from investment transactions, in excess of available capital loss carryforwards, would be taxable to the Fund if not distributed and therefore, will be distributed to

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

shareholders, annually. An additional distribution may be made to the extent necessary to avoid the payment of a four percent federal excise tax.

     The timing and characterization of certain income and capital gains distributions are determined annually in accordance with federal tax regulations which may differ from generally accepted accounting principles. The differences relate primarily to the deferral of certain losses for tax purposes. As a result, net investment income (loss) and net realized gain (loss) on investment transactions for a reporting period may differ significantly from distributions during such period. Accordingly, the Fund may periodically make reclassifications among certain of its capital accounts without impacting the net asset value of the Fund.

     The Fund uses the identified cost method for determining realized gain or loss on investments for both financial and federal income tax reporting purposes.

     Other. Investment security transactions are accounted for on a trade-date basis. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Interest income is recorded on the accrual basis.

B.  PURCHASES AND SALES OF SECURITIES

     For the year ended September 30, 1997, purchases and sales of investment securities (excluding short-term investments) aggregated $105,767,508 and $107,643,344, respectively.

C.  RELATED PARTIES

     Under the Investment Management Agreement with Scudder, Stevens & Clark, Inc. ("Scudder"), the Fund has agreed to pay Scudder a fee equal to an annual rate of 1% of the Fund's average weekly net assets, computed weekly and payable monthly. For the year ended September 30, 1997, the fee pursuant to such agreement amounted to $940,480 of which $87,045 is unpaid at September 30, 1997.

     Under the Administration Agreement with Scudder, the administration fee is computed weekly and payable monthly at the annual rate of .20% of the Fund's average weekly net assets. For the year ended September 30, 1997, the fee pursuant to such agreement amounted to $188,095 of which $17,409 is unpaid at September 30, 1997.

     Pursuant to both agreements, the investment manager provides continuous supervision of the investment portfolio and the administrator pays the compensation of certain officers of the Fund and provides occupancy and certain clerical services to the Fund. The Fund bears all other costs and expenses.

     On June 26, 1997, Scudder entered into an agreement with The Zurich Insurance Company ("Zurich"), an international insurance and financial services organization, pursuant to which Zurich will acquire a majority interest in Scudder, and Scudder will form a new global investment organization by combining with Zurich's subsidiary, Zurich Kemper Investments, Inc. and change its name to Scudder Kemper Investments, Inc. Subject to the receipt of the required regulatory and shareholder approvals, the transaction is expected to close in the fourth quarter of 1997.

     Scudder Fund Accounting Corporation ("SFAC"), a subsidiary of Scudder, is responsible for determining the daily net asset value per share and maintaining the portfolio and general accounting records of the Fund. For the year ended September 30, 1997, the amount charged to the Fund by SFAC aggregated $72,530 of which $6,569 is unpaid at September 30, 1997.

     The Fund pays each Director not affiliated with the Manager, $6,000 annually, plus specified amounts for attended board and committee meetings. For the year ended September 30, 1997, Directors' fees and expenses aggregated $91,452, of which $23,500 is unpaid at September 30, 1997.

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and the Shareholders of Scudder Spain and Portugal Fund, Inc.:

     In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Scudder Spain and Portugal Fund, Inc. (the "Fund", formerly The First Iberian Fund, Inc.) at September 30, 1997, the results of its operations, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at September 30, 1997 by correspondence with the custodian and brokers, and the application of alternative procedures where confirmations from brokers were not received, provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Boston, Massachusetts
November 12, 1997

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

                                TAX INFORMATION

     The Fund paid distributions of $0.18 per share from net long-term capital gains during its Fiscal year ended September 30, 1997. Pursuant to section 852 of the Internal Revenue Code, the Fund designates $9,396,999 as capital gain dividends for its fiscal year ended September 30, 1997.

     Pursuant to section 853 of the Internal Revenue Code, the Fund designates $353,426 ($0.05 per share) as foreign taxes paid and $801,895 ($0.12 per share) as foreign source income for the year ended September 30, 1997.

                          THE FIRST IBERIAN FUND, INC.

                              FINANCIAL HIGHLIGHTS

     The following table includes selected data for a share outstanding throughout each period(a) and other performance information derived from the financial statements and market price data.

                                                              YEARS ENDED SEPTEMBER 30,
                                                       ----------------------------------------
                                                        1996    1995    1994    1993    1992(d)
                                                       ------   -----   -----   -----   -------
Per Share Operating Performance
Net asset value, beginning of period.................  $ 9.68   $9.01   $8.24   $7.27   $ 9.31
                                                       ------   -----   -----   -----   ------
  Net investment income..............................     .09     .07     .07     .22      .27
  Net realized and unrealized gain (loss) on
     investment transactions.........................    1.84     .60     .70    1.15    (2.16)
                                                       ------   -----   -----   -----   ------
Total from investment operations.....................    1.93     .67     .77    1.37    (1.89)
                                                       ------   -----   -----   -----   ------
Less distributions from:
  Net investment income..............................    (.07)     --      --    (.18)    (.15)
  Net realized gains on investment transactions......      --      --      --    (.22)      --
                                                       ------   -----   -----   -----   ------
Total distributions..................................    (.07)     --      --    (.40)    (.15)
                                                       ------   -----   -----   -----   ------
Net asset value, end of period.......................  $11.54   $9.68   $9.01   $8.24   $ 7.27
                                                       ======   =====   =====   =====   ======
Market value, end of period..........................  $ 8.88   $7.56   $7.50   $7.75   $ 6.25
                                                       ======   =====   =====   =====   ======
Total Investment Return
  Per share market value (%).........................   18.31     .84   (3.23)  31.69   (20.40)
  Per share net asset value (%)(b)...................   20.19    7.44    9.35   20.38   (20.43)
Ratios and Supplemental Data
  Net assets, end of period ($ millions).............      75      63      59      54       47
  Ratio of operating expenses (excluding interest) to
     average net assets (%)..........................    1.92    1.99    2.02    2.31     2.45
  Ratio of net investment income to average net
     assets (%)......................................     .83     .71     .77    2.87     3.05
  Portfolio turnover rate (%)........................      66      43      31      29       32
  Average commission rate paid (c)...................  $.0671   $  --   $  --   $  --   $   --

---------------
(a) Based on monthly average of shares outstanding during the period.

(b) Total investment returns reflect changes in net asset value per share during each period and assume that dividends and capital gains distributions, if any, were reinvested. These percentages are not an indication of the performance of a shareholder's investment in the Fund based on market price.

(c) Average commission rate paid per share of common and preferred stocks is calculated for fiscal years ending on or after September 1, 1996.

(d) Scudder, Stevens & Clark, Inc. became investment adviser of the Fund on April 1, 1992.

                          THE FIRST IBERIAN FUND, INC.

                 INVESTMENT PORTFOLIO AS OF SEPTEMBER 30, 1996

                                                                                               MARKET
                                               SHARES                                         VALUE($)
                                               -------                                       ----------
COMMON STOCKS 100.0%
PORTUGAL 25.0%
CONSUMER DISCRETIONARY 4.2%
  Specialty Retail                             109,000   Sonae Investimentos, SA...........   3,159,420
                                                                                             ----------
CONSUMER STAPLES 6.9%
  Alcohol & Tobacco 1.5%                        60,000   Uniao Cervejaria, SA..............   1,101,449
                                                                                             ----------
  Food & Beverage 5.4%                          45,000   Jeronimo Martins SA...............   4,092,754
                                                                                             ----------
COMMUNICATIONS 4.8%
  Telephone/Communications                     138,500   Portugal Telecom SA...............   3,559,517
                                                                                             ----------
FINANCIAL 3.2%
  Banks 0.3%                                    17,734   Banco Comercial Portugues.........     214,179
                                                                                             ----------
  Insurance 2.9%                               110,000   Seguros Tranquilidade.............   2,132,689
                                                                                             ----------
MEDIA 0.3%
  Broadcasting & Entertainment                  80,000   TVI Televisao
                                                           Independente(b)(c)..............     239,871
                                                                                             ----------
CONSTRUCTION 5.6%
  Building Materials                            91,000   Corticeira Amorim, S.P.G.S........     986,493
                                               230,500   Semapa Cement SA..................   3,221,804
                                                                                             ----------
                                                                                              4,208,297
                                                                                             ----------

SPAIN 75.0%
CONSUMER DISCRETIONARY 5.5%
  Apparel & Shoes 1.7%                          52,000   Cortefiel, SA.....................   1,297,066
                                                                                             ----------
  Department & Chain Stores 3.8%                40,000   Centros Comerciales Continente,
                                                           SA..............................     829,637
                                                81,500   Centros Comerciales (PRYCA) SA....   1,988,501
                                                                                             ----------
                                                                                              2,818,138
                                                                                             ----------
COMMUNICATIONS 6.6%
  Telephone/Communications                     268,000   Compania Telefonica Nacional de
                                                           Espana SA.......................   4,974,551
                                                                                             ----------
FINANCIAL 25.3%
  Banks 22.6%                                   59,500   Argentaria Corporacion Bancaria de
                                                           Espana..........................   2,463,538
                                               119,500   Banco Bilbao Vizcaya, SA..........   5,505,798
                                                20,300   Banco Intercontinental Espanol
                                                           SA..............................   2,338,236
                                                 6,850   Banco Popular Espanol SA..........   1,258,152
                                                73,000   Banco Santander, SA...............   3,795,159
                                               100,000   Banco de Valencia SA..............   1,587,672
                                                                                             ----------
                                                                                             16,948,555
                                                                                             ----------
  Insurance 2.0%                                 3,961   Corporacion Mapfre SA (New)
                                                           (b)(c)(d).......................     180,606
                                                22,066   Mapfre Vida Seguros...............   1,305,172
                                                                                             ----------
                                                                                              1,485,778
                                                                                             ----------
  Other Financial Companies 0.7%               210,000   Corporacion Financiera Reunida,
                                                           SA..............................     554,051
                                                                                             ----------
DURABLES 2.0%
  Telecommunications Equipment                 120,000   Amper SA (b)......................   1,494,280
                                                                                             ----------

    The accompanying notes are an integral part of the financial statements.

                          THE FIRST IBERIAN FUND, INC.

                                                                                               MARKET
                                               SHARES                                         VALUE($)
                                               -------                                       ----------
MANUFACTURING 3.3%
  Containers & Paper 2.4%                       35,000   Vidrala SA........................   1,811,425
                                                                                             ----------
  Industrial Specialty 0.9%                      8,708   Azkoyen SA........................     639,766
                                                                                             ----------
METALS & MINERALS 5.0%
  Steel & Metals                                17,800   Acerinox, SA......................   2,071,056
                                               250,000   Asturiana de Zinc SA (b)..........   1,731,652
                                                                                             ----------
                                                                                              3,802,708
                                                                                             ----------
ENERGY 5.1%
  Oil & Gas Production 1.4%                     35,000   Cia Espanola de Petroleos, SA.....   1,070,511
                                                                                             ----------
  Oil Companies 3.7%                            84,100   Repsol SA.........................   2,762,098
                                                                                             ----------
TRANSPORTATION 2.2%
  Miscellaneous                                114,050   Autopistas del Mare Nostrum SA....   1,633,217
                                                                                             ----------
UTILITIES 20.0%
  Electric Utilities 12.6%                      60,000   Electricidad Reunidas de Zaragoza
                                                           SA..............................   1,583,003
                                                75,750   Empresa Nacional de Electricidad
                                                           SA..............................   4,456,923
                                               347,000   Iberdrola SA......................   3,362,246
                                                                                             ----------
                                                                                              9,402,172
                                                                                             ----------
  Natural Gas Distribution 4.5%                 19,000   Gas Natural SDG, SA...............   3,353,724
                                                                                             ----------
  Water Supply 2.9%                             57,368   General de Aguas de Barcelona,
                                                           SA..............................   2,167,652
                                                   781   General de Aguas de Barcelona, SA
                                                           (New)(c)........................      29,510
                                                                                             ----------
                                                                                              2,197,162
                                                                                             ----------
                                                         Total Common Stocks (Cost
                                                           $59,903,711)....................  74,953,378
                                                                                             ----------
                                                         Total Investment
                                                           Portfolio -- 100.0%
                                                           (Cost $59,903,711)(a)...........  74,953,378
                                                                                             ==========

---------------
(a) The cost for federal income tax purposes was $59,903,711. At September 30, 1996, net unrealized appreciation for all securities based on tax cost was $15,049,667. This consisted of aggregate gross unrealized appreciation for all securities in which there was an excess of market value over tax cost of $15,917,531 and aggregate gross unrealized depreciation for all securities in which there was an excess of tax cost over market value of $867,864.

(b) Non-income producing security.

(c) Securities valued in good faith by the valuation committee of the Board of Directors. The cost of these securities at September 30, 1996 was $775,928 (Note A).

(d) New share issued during 1996, eligible for a pro rata share of 1996 dividends.

    The accompanying notes are an integral part of the financial statements.

                          THE FIRST IBERIAN FUND, INC.

                              FINANCIAL STATEMENTS

                      STATEMENT OF ASSETS AND LIABILITIES
                               SEPTEMBER 30, 1996

ASSETS
Investments, at market (identified cost $59,903,711) (Note
  A)........................................................              $74,953,378
Foreign currency holdings, at market (identified cost
  $290,336) (Note A)........................................                  288,014
Cash........................................................                    8,359
Receivable for foreign taxes recoverable....................                   95,575
                                                                          -----------
          Total assets......................................               75,345,326
LIABILITIES
Payables:
  Accrued management fee (Note C)...........................  $ 62,149
  Accrued administrator fee (Note C)........................    12,430
  Other accrued expenses (Note C)...........................   143,553
                                                              --------
          Total liabilities.................................                  218,132
                                                                          -----------
Net assets, at market value.................................              $75,127,194
                                                                          ===========
NET ASSETS
Net assets consist of:
  Undistributed net investment income.......................              $   484,045
  Accumulated net realized gain.............................                  395,135
  Net unrealized appreciation (depreciation) on:
     Investments............................................               15,049,667
     Foreign currency related transactions..................                   (2,887)
  Common Stock..............................................                   65,112
  Additional paid-in capital................................               59,136,122
                                                                          -----------
Net assets, at market value.................................              $75,127,194
                                                                          ===========
Net asset value per share ($75,127,194/6,511,154 shares of
  common stock issued and outstanding, $.01 par value,
  200,000,000 shares authorized)............................              $     11.54
                                                                          ===========

    The accompanying notes are an integral part of the financial statements.

                          THE FIRST IBERIAN FUND, INC.

                            STATEMENT OF OPERATIONS
                         YEAR ENDED SEPTEMBER 30, 1996

Investment income
  Income:
     Dividends (net of foreign taxes withheld of
      $392,863).............................................                $ 1,906,251
     Interest...............................................                      2,648
                                                                            -----------
                                                                              1,908,899
  Expenses:
     Management fee (Note C)................................  $  693,672
     Administrator's fee (Note C)...........................     138,740
     Custodian and accounting fees (Note C).................     164,530
     Directors' fees and expenses (Note C)..................      93,033
     Auditing...............................................      76,550
     Reports to shareholders................................      52,989
     Services to shareholders...............................      31,549
     Legal..................................................      14,531
     Other..................................................      66,341      1,331,935
                                                              ----------    -----------
  Net investment income.....................................                    576,964
                                                                            -----------
Net realized and unrealized gain (loss) on investment
  transactions
  Net realized gain (loss) from:
     Investments............................................   5,924,363
     Foreign currency related transactions..................     (43,898)     5,880,465
                                                              ----------
  Net unrealized appreciation (depreciation) during the
     period on:
     Investments............................................   6,142,078
     Foreign currency related transactions..................     (58,110)     6,083,968
                                                              ----------
  Net gain on investment transactions.......................                 11,964,433
                                                                            -----------
Net increase in net assets resulting from operations........                $12,541,397
                                                                            ===========

    The accompanying notes are an integral part of the financial statements.

                          THE FIRST IBERIAN FUND, INC.

                       STATEMENT OF CHANGES IN NET ASSETS

                                                              YEARS ENDED SEPTEMBER 30,
                                                              --------------------------
                                                                 1996           1995
                                                              -----------    -----------
Increase (Decrease) in Net Assets
Operations:
  Net investment income.....................................  $   576,964    $   427,668
  Net realized gain (loss) from investment transactions.....    5,880,465       (423,473)
  Net unrealized appreciation on investment transactions
     during the period......................................    6,083,968      4,398,730
                                                              -----------    -----------
Net increase in net assets resulting from operations........   12,541,397      4,402,925
                                                              -----------    -----------
Distributions to shareholders from net investment income....     (455,778)            --
                                                              -----------    -----------
Increase in net assets......................................   12,085,619      4,402,925
Net assets at beginning of period...........................   63,041,575     58,638,650
                                                              -----------    -----------
Net assets at end of period (including undistributed net
  investment income of $484,045 and 406,756,
  respectively).............................................  $75,127,194    $63,041,575
                                                              ===========    ===========

    The accompanying notes are an integral part of the financial statements.

                          THE FIRST IBERIAN FUND, INC.

                         NOTES TO FINANCIAL STATEMENTS

A.  SIGNIFICANT ACCOUNTING POLICIES

     The First Iberian Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company.

     The Fund's financial statements are prepared in accordance with generally accepted accounting principles which require the use of management estimates. The policies described below are followed consistently by the Fund in the preparation of its financial statements.

     Security Valuation. Portfolio securities which are traded on U.S. or foreign stock exchanges are valued at the most recent sale price reported on the exchange on which the security is traded most extensively. If no sale occurred, the security is then valued at the calculated mean between the most recent bid and asked quotations. If there are no such bid and asked quotations, the most recent bid quotation is used. Securities quoted on the National Association of Securities Dealers Automatic Quotation ("NASDAQ") System, for which there have been sales, are valued at the most recent sale price reported on such system. If there are no such sales, the value is the high or "inside" bid quotation. Securities which are not quoted on the NASDAQ System but are traded in another over-the-counter market are valued at the most recent sale price on such market. If no sale occurred, the security is then valued at the mean between the most recent bid and asked quotations. If there are no such bid and asked quotations the most recent bid quotation shall be used.

     Portfolio debt securities with remaining maturities greater than sixty days are valued by pricing agents approved by the officers of the Fund, which quotations reflect broker/dealer-supplied valuations and electronic data processing techniques. If the pricing agents are unable to provide such quotations, the most recent bid quotation supplied by a bona fide market maker shall be used. Short-term investments having a maturity of sixty days or less are valued at amortized cost.

     All other securities are valued at their fair value as determined in good faith by the Valuation Committee of the Board of Directors. These securities valued in good faith by the Valuation Committee of the Board of Directors amounted to $449,987 (.60% of net assets) and have been noted in the investment portfolio as of September 30, 1996.

     Foreign Currency Translations. The books and records of the Fund are maintained in U.S. dollars. Foreign currency transactions are translated into U.S. dollars on the following basis:

          (i) market value of investment securities, other assets and liabilities at the daily rates of exchange, and

          (ii) purchases and sales of investment securities, dividend and interest income and certain expenses at the rates of exchange prevailing on the respective dates of such transactions.

     The Fund does not isolate that portion of gains and losses on investments which is due to changes in foreign exchange rates from that which is due to changes in market prices of the investments. Such fluctuations are included with the net realized and unrealized gains and losses from investments.

     Net realized and unrealized gain (loss) from foreign currency related transactions includes gains and losses between trade and settlement dates on securities transactions, gains and losses arising from the sales of foreign currency, and gains and losses between the ex and payment dates on dividends, interest, and foreign withholding taxes.

     Federal Income Taxes. The Fund's policy is to comply with the requirements of the Internal Revenue Code which are applicable to regulated investment companies, and to distribute all of its taxable income to its shareholders. The Fund accordingly paid no U.S. federal income taxes, and no federal income tax provision was required. Withholding taxes on foreign interest and dividends have been provided for in accordance with Spanish and Portuguese tax rates.

                          THE FIRST IBERIAN FUND, INC.

     Distribution of Income and Gains. Distributions of net investment income are made annually. During any particular year net realized gains from investment transactions, in excess of available capital loss carryforwards, would be taxable to the Fund if not distributed and therefore, will be distributed to shareholders, annually. An additional distribution may be made to the extent necessary to avoid the payment of a four percent federal excise tax.

     The timing and characterization of certain income and capital gains distributions are determined annually in accordance with federal tax regulations which may differ from generally accepted accounting principles. The differences relate primarily to the deferral of certain losses for tax purposes. As a result, net investment income (loss) and net realized gain (loss) on investment transactions for a reporting period may differ significantly from distributions during such period. Accordingly, the Fund may periodically make reclassifications among certain of its capital accounts without impacting the net asset value of the Fund.

     The Fund uses the identified cost method for determining realized gain or loss on investments for both financial and federal income tax reporting purposes.

     Other. Investment security transactions are accounted for on a trade-date basis. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Interest income is recorded on the accrual basis.

B.  PURCHASES AND SALES OF SECURITIES

     For the year ended September 30, 1996, purchases and sales of investment securities (excluding short-term investments) aggregated $46,723,958 and $45,371,017, respectively.

C.  RELATED PARTIES

     Under the Investment Management Agreement with Scudder, Stevens & Clark, Inc. ("Scudder"), the Fund has agreed to pay Scudder a fee equal to an annual rate of 1% of the Fund's average weekly net assets, computed weekly and payable monthly. For the year ended September 30, 1996, the fee pursuant to such agreement amounted to $693,672 of which $62,149 is unpaid at September 30, 1996.

     Under the Administration Agreement with Scudder, the administration fee is computed weekly and payable monthly at the annual rate of .20% of the Fund's average weekly net assets. For the year ended September 30, 1996, the fee pursuant to such agreement amounted to $138,740 of which $12,430 is unpaid at September 30, 1996.

     Pursuant to both agreements, the investment manager provides continuous supervision of the investment portfolio and the administrator pays the compensation of certain officers of the Fund and provides occupancy and certain clerical services to the Fund. The Fund bears all other costs and expenses.

     Effective December 21, 1995, Scudder Fund Accounting Corporation ("SFAC"), a subsidiary of the Adviser, assumed responsibility for determining the daily net asset value per share and maintaining the portfolio and general accounting records of the Fund. For the period December 21, 1995 to September 30, 1996, the amount charged to the Fund by SFAC aggregated $43,734, of which $4,942 is unpaid at September 30, 1996.

     The Fund pays each Director not affiliated with the Manager, $6,000 annually, plus specified amounts for attended board and committee meetings. For the year ended September 30, 1996, Directors' fees and expenses aggregated $93,033 of which $14,340 is unpaid at September 30, 1996.

                          THE FIRST IBERIAN FUND, INC.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and the Shareholders of The First Iberian Fund, Inc.:

     In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of The First Iberian Fund, Inc. (the "Fund") at September 30, 1996, the results of its operations, the changes in its net assets and the financial highlights for each of the periods indicated, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at September 30, 1996 by correspondence with the custodian and brokers, and the application of alternative procedures where confirmations from brokers were not received, provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Boston, Massachusetts
November 6, 1996

                          THE FIRST IBERIAN FUND, INC.

                                TAX INFORMATION

     Pursuant to section 852 of the Internal Revenue Code, the Fund designates $395,135 as capital gain dividends for its fiscal year ended September 30, 1996.

     Pursuant to section 853 of the Internal Revenue Code, the Fund designates $392,863 ($.06 per share) as foreign taxes paid and $967,179 ($.15 per share) as foreign source income for the year ended September 30, 1996.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in Schedule 13E-4, ("Issuer Tender Offer Statement") of our reports dated November 6, 1996 and November 12, 1997, relating to the financial statements and financial highlights of Scudder Spain and Portugal Fund, Inc. (formerly The First Iberian Fund, Inc.), which appear in such Issuer Tender Offer Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts
August 31, 1998

                                  EXHIBIT A-2

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

                         UNAUDITED FINANCIAL STATEMENTS

                   SUMMARY OF SELECTED FINANCIAL INFORMATION

                                                         TEN MONTHS
                                                            ENDED
                                                          JULY 31,            YEARS ENDED SEPTEMBER 30,
                                                            1998       ----------------------------------------
PER SHARE OPERATING PERFORMANCE                          (UNAUDITED)    1997     1996    1995    1994     1993
-------------------------------                          -----------   ------   ------   -----   -----   ------
Net asset value, beginning of period...................    $17.34      $11.54   $ 9.68   $9.01   $8.24   $ 7.27
                                                           ------      ------   ------   -----   -----   ------
  Net investment income (loss).........................      (.06)        .08      .09     .07     .07      .22
  Net realized and unrealized gain (loss) on investment
    transactions.......................................      6.09        5.99     1.84     .60     .70     1.15
                                                           ------      ------   ------   -----   -----   ------
Total from investment operations.......................      6.03        6.07     1.93     .67     .77     1.37
                                                           ------      ------   ------   -----   -----   ------
  Less distributions from:
    Net investment income..............................      (.03)       (.09)    (.07)     --      --     (.18)
    Net realized gains on investment transactions......     (2.65)       (.18)      --      --      --     (.22)
                                                           ------      ------   ------   -----   -----   ------
Total distributions....................................     (2.68)       (.27)    (.07)     --      --     (.40)
                                                           ------      ------   ------   -----   -----   ------
Net asset value, end of period.........................    $20.69      $17.34   $11.54   $9.68   $9.01   $ 8.24
                                                           ======      ======   ======   =====   =====   ======
Market value, end of period............................    $19.13      $14.50   $ 8.88   $7.56   $7.50   $ 7.75
                                                           ======      ======   ======   =====   =====   ======
TOTAL INVESTMENT RETURN
  Per share market value (%)...........................     56.68**     67.33    18.31     .84   (3.23)   31.69
  Per share net asset value (%)(b).....................     41.74**     53.89    20.19    7.44    9.35    20.38
RATIOS AND SUPPLEMENTAL DATA
  Net assets, end of period ($ millions)...............       135         113       75      63      59       54
  Ratio of operating expenses to average net assets
    (%)................................................      2.26*       1.74     1.92    1.99    2.02     2.38(c)
  Ratio of net investment income (loss) to average net
    assets (%).........................................      (.37)*       .54      .83     .71     .77     2.87
  Portfolio turnover rate (%)..........................        62*        115       66      43      31       29

---------------
(a) Based on monthly average of shares outstanding during the period.

(b) Total investment returns reflect changes in net asset value per share during each period and assume that dividends and capital gains distributions, if any, were reinvested. These percentages are not an indication of the performance of a shareholder's investment in the Fund based on market price.

(c) Ratio of operating expenses to average net assets excluding interest expense was 2.31%.

  * Annualized

 ** Not annualized

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

              INVESTMENT PORTFOLIO AS OF JULY 31, 1998 (UNAUDITED)

                                                                                            MARKET
                                       SHARES                                              VALUE ($)
                                       -------                                            -----------
COMMON STOCKS 100.0%
PORTUGAL 35.40%
CONSUMER DISCRETIONARY 1.8%
  Department & Chain Stores 1.4%        26,445   Modelo Continente -- SGPS, SA..........      731,820
                                        26,445   Modelo Continente -- SGPS, SA (New)....      705,684
                                        17,818   Modelo Continente -- SGPS, SA (New)....      474,494
                                                                                          -----------
                                                                                            1,911,998
                                                                                          -----------
  Hotels & Casinos 0.4%                 47,000   Lusotur-Sociedade Financeira de
                                                 Turismo................................      516,129
                                                                                          -----------
CONSUMER STAPLES 5.5%
  Food & Beverage 4.0%                  93,250   Jeronimo Martins SA....................    4,909,673
                                         6,950   Jeronimo Martins SA Warrants (expire
                                                 9/15/03)...............................      556,763
                                                                                          -----------
                                                                                            5,446,436
                                                                                          -----------
  Alcohol & Tobacco 1.5%                92,600   Uniao Cerevejaria, S.A.................    2,033,768
                                                                                          -----------
COMMUNICATIONS 6.5%
  Telephone/Communications             149,300   Portugal Telecom SA....................    8,565,742
                                                                                          -----------
FINANCIAL 12.9%
  Banks 10.3%                          175,233   Banco Comercial Portugues..............    5,636,321
                                        92,830   Banco Espirito Santo...................    3,351,310
                                        21,654   Banco Espirito Santo e Commercial
                                                 (New)..................................      758,291
                                            50   Banco Portugues do Atlantico...........        1,235
                                       104,680   Banco Portugues do Investimento........    4,129,148
                                                                                          -----------
                                                                                           13,876,395
                                                                                          -----------
  Insurance 2.6%                       114,800   Cia. de Seguros Mundial Confiance,
                                                 SA.....................................    3,482,608
                                                                                          -----------
  Real Estate 0.0%                         120   Sonae Imobiliaria SA...................        1,911
                                                                                          -----------
MEDIA 0.0%
  Broadcasting & Entertainment          20,000   TVI Televisao Independente.............       26,356
                                                                                          -----------
CONSTRUCTION 3.8%
  Building Materials 3.8%               70,500   Cimentos de Portugal SA................    2,550,968
                                        91,060   Corticeira Amorim, S.P.G.S.............    1,809,950
                                        29,200   Semapa Cement SA.......................      759,801
                                                                                          -----------
                                                                                            5,120,719
                                                                                          -----------
  Miscellaneous 0.0%                     4,500   Finpro.................................       24,708
                                                                                          -----------
TRANSPORTATION 1.0%
  Miscellaneous                         29,800   Brisa-Auto Estradas de Portugal, SA....    1,304,082
                                                                                          -----------
UTILITIES 3.9%
  Electric Utilities                   207,290   Electricidade de Portugal..............    4,871,386
                                        10,000   Electricidade de Portugal (ADR)........      460,000
                                                                                          -----------
                                                                                            5,331,386
                                                                                          -----------

    The accompanying notes are an integral part of the financial statements.

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

                                                                                            MARKET
                                       SHARES                                              VALUE ($)
                                       -------                                            -----------
SPAIN 64.6%
CONSUMER DISCRETIONARY 6.8%
  Department & Chain Stores 2.1%        60,849   Adolfo Dominguez SA....................    1,842,140
                                        27,500   Aldeasa SA.............................    1,051,813
                                                                                          -----------
                                                                                            2,893,953
                                                                                          -----------
  Restaurants 3.8%                     562,500   Tele Pizza, SA.........................    5,118,035
                                                                                          -----------
  Specialty Retail 0.9%                 51,600   Cortefiel, SA..........................    1,181,419
                                                                                          -----------
CONSUMER STAPLES 4.2%
  Alcohol & Tobacco 3.0%                67,000   Baron de Ley, SA.......................    2,261,117
                                        81,500   Tabacalera, SA "A".....................    1,798,587
                                                                                          -----------
                                                                                            4,059,704
                                                                                          -----------
  Food & Beverage 1.2%                  54,600   Campofrio Alimentacion, S.A............    1,622,247
                                                                                          -----------
COMMUNICATIONS 7.5%
  Telephone/Communications             208,254   Compania Telefonica Nacional de Espana
                                                 SA.....................................   10,156,379
                                                                                          -----------
FINANCIAL 25.0%
  Banks 24.3%                          150,000   Argentaria SA..........................    3,647,763
                                       496,800   Banco Bilbao Vizcaya SA................    9,369,243
                                       163,170   Banco Central Hispanoamericano SA......    6,143,709
                                        17,000   Banco Pastor SA........................    1,034,939
                                        49,900   Banco Popular Espanol..................    4,011,944
                                       295,600   Banco Santander SA.....................    8,352,382
                                       295,600   Banco Santander SA Rights..............        9,780
                                                                                          -----------
                                                                                           32,569,760
                                                                                          -----------
  Other Financial Companies 0.7%        73,800   Corp. Financiera Reunida, SA...........      998,683
                                                                                          -----------
SERVICE INDUSTRIES 1.5%
  Miscellaneous Commercial Services    150,908   Prosegur, Cia de Seguridad SA..........    2,097,054
                                                                                          -----------
MANUFACTURING 1.3%
  Industrial Specialty                 619,600   Tubacex, SA............................    1,726,122
                                                                                          -----------
ENERGY 1.8%
  Oil Companies                         44,515   Repsol SA..............................    2,421,346
                                                                                          -----------
CONSTRUCTION 4.8%
  Homebuilding 1.8%                     49,700   Fomento de Construcciones y Contratas
                                                 SA.....................................    2,433,695
                                                                                          -----------
  Miscellaneous 3.0%                    64,500   Abengoa SA.............................    2,040,167
                                        63,497   OCP Construcciones, SA.................    1,976,928
                                                                                          -----------
                                                                                            4,017,095
                                                                                          -----------

    The accompanying notes are an integral part of the financial statements.

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

                                                                                            MARKET
                                       SHARES                                              VALUE ($)
                                       -------                                            -----------
UTILITIES 11.70%
  Electric Utilities 9.6%              306,190   Empresa Nacional de Electricidad SA....    6,747,040
                                       256,000   Iberdrola SA...........................    4,048,703
                                       134,500   Union Electrica Fenosa SA..............    1,940,246
                                                                                          -----------
                                                                                           12,735,989
                                                                                          -----------
  Natural Gas Distribution 2.2%         37,370   Gas Natural SDG, SA....................    3,011,955
                                                                                          -----------
                                                 TOTAL COMMON STOCKS
                                                 (Cost $77,609,515).....................  134,705,584
                                                                                          -----------
                                                 TOTAL INVESTMENT PORTFOLIO -- 100%
                                                 (Cost $77,609,515).....................  134,705,584
                                                                                          ===========

    The accompanying notes are an integral part of the financial statements.

                      SCUDDER SPAIN & PORTUGAL FUND, INC.

                       STATEMENT OF ASSETS & LIABILITIES
                           JULY 31, 1998 (UNAUDITED)


ASSETS
Investment securities, at value, (cost $77,610,755).........    $134,705,584
Cash........................................................         350,735
Foreign currency, at value, (cost $728,431).................         728,785
Dividends receivable........................................           1,199
Foreign taxes recoverable...................................          41,087
Other assets................................................             743
                                                                ------------
          Total assets......................................     135,828,133
                                                                ------------
LIABILITIES
Payable for investments purchased...........................         417,717
Unrealized depreciation on forward currency exchange
  contracts.................................................             660
Accrued management fee......................................          69,968
Other accrued expenses......................................         596,428
                                                                ------------
          Total liabilities.................................       1,084,773
                                                                ------------
Net assets, at value........................................    $134,743,360
                                                                ============
NET ASSETS
Net assets consist of:
  Accumulated net investment loss...........................    $   (403,298)
  Net unrealized appreciation (depreciation) on:
     Investment securities..................................      57,094,829
     Foreign currency related transactions..................          (2,011)
  Accumulated net realized gain.............................      18,852,605
  Paid-in capital...........................................      59,201,235
                                                                ------------
  Net assets, at value......................................    $134,743,360
                                                                ============
NET ASSETS VALUE
Net asset value, offering and redemption price per share
  ($134,743,360 [divided by] 6,511,154 shares of capital
  stock outstanding $.01 par value, unlimited number of
  shares authorized)........................................    $      20.69
                                                                ============

    The accompanying notes are an integral part of the financial statements.

                      SCUDDER SPAIN & PORTUGAL FUND, INC.

                            STATEMENT OF OPERATIONS
                   TEN MONTHS ENDED JULY 31, 1998 (UNAUDITED)

INVESTMENT INCOME
Income:
  Dividends (net of foreign taxes withheld of $340,070).....    $ 1,850,912
  Interest..................................................         10,220
                                                                -----------
                                                                  1,861,132
                                                                -----------
Expenses:
  Management fee............................................        987,835
  Administrator's fee.......................................        197,951
  Services to shareholders..................................         27,471
  Custodian and accounting fees.............................        239,420
  Directors'/trustees' fees and expenses....................         63,942
  Reports to shareholders...................................         27,274
  Auditing..................................................         26,105
  Reorganization............................................        500,000
  Legal.....................................................         72,345
  Other.....................................................         86,495
                                                                -----------
  Total.....................................................      2,228,838
                                                                -----------
  Net investment loss.......................................       (367,706)
                                                                -----------
NET REALIZED AND UNREALIZED GAIN (LOSS)
Net realized gain (loss) from:
Investment securities.......................................     19,327,077
Foreign currency related transactions.......................       (364,907)
                                                                -----------
                                                                 18,962,170
                                                                -----------
Net unrealized appreciation during the period on:
Investment securities.......................................     20,638,505
Foreign currency related transactions.......................         18,028
                                                                -----------
                                                                 20,656,533
                                                                -----------
Net gain on investment transactions.........................     39,618,703
                                                                -----------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS........    $39,250,997
                                                                ===========

    The accompanying notes are an integral part of the financial statements

                      SCUDDER SPAIN & PORTUGAL FUND, INC.

                       STATEMENT OF CHANGES IN NET ASSETS

                                                             TEN MONTHS ENDED
                                                              JULY 31, 1998          YEAR ENDED
                                                               (UNAUDITED)       SEPTEMBER 30, 1997
                                                             ----------------    ------------------
Increase (Decrease) in Net Assets
OPERATIONS:
Net investment income (loss)...............................    $   (367,706)        $    505,492
Net realized gain..........................................      18,962,170           17,645,376
Net unrealized appreciation................................      20,656,533           21,389,505
                                                               ------------         ------------
Net increase in net assets resulting from operations.......      39,250,997           39,540,373
                                                               ------------         ------------
DISTRIBUTIONS TO SHAREHOLDERS:
From net investment income.................................        (195,334)            (585,992)
                                                               ------------         ------------
From net realized gains....................................     (17,221,870)          (1,172,008)
                                                               ------------         ------------
FUND SHARE TRANSACTIONS:
INCREASE IN NET ASSETS.....................................      21,833,793           37,782,373
Net assets at beginning of period..........................     112,909,567           75,127,194
                                                               ------------         ------------
NET ASSETS AT END OF PERIOD (including undistributed net
  investment income of ($403,298) and $159,742,
  respectively)............................................    $134,743,360         $112,909,567
                                                               ------------         ------------
OTHER INFORMATION
Shares outstanding at beginning of period..................       6,511,154            6,511,154
                                                               ------------         ------------
Shares outstanding at end of period........................       6,511,154            6,511,154
                                                               ============         ============

    The accompanying notes are an integral part of the financial statements

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

                   NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

A.  SIGNIFICANT ACCOUNTING POLICIES

     Scudder Spain and Portugal Fund, Inc. (the "Fund", formerly The First Iberian Fund, Inc.) is registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company.

     The Fund's financial statements are prepared in accordance with generally accepted accounting principles which require the use of management estimates. The policies described below are followed consistently by the Fund in the preparation of its financial statements.

     SECURITY VALUATION. Portfolio securities which are traded on U.S. or foreign stock exchanges are valued at the most recent sale price reported on the exchange on which the security is traded most extensively. If no sale occurred, the security is then valued at the calculated mean between the most recent bid and asked quotations. If there are no such bid and asked quotations, the most recent bid quotation is used. Securities quoted on the Nasdaq Stock Market, Inc. ("Nasdaq"), for which there have been sales, are valued at the most recent sale price reported on Nasdaq. If there are no such sales, the value is the most recent bid quotation. Securities which are not quoted on Nasdaq but are traded in another over-the-counter market are valued at the most recent sale price on such market. If no sale occurred, the security is then valued at the mean between the most recent bid and asked quotations. If there are no such bid and asked quotations the most recent bid quotation shall be used.

     Portfolio debt securities other than money market instruments are valued by pricing agents approved by the officers of the Fund, which quotations reflect broker/dealer-supplied valuations and electronic data processing techniques. If the pricing agents are unable to provide such quotations, the most recent bid quotation supplied by a bona fide market maker shall be used. Money market instruments purchased with an original maturity of sixty days or less are valued at amortized cost. All other securities are valued at their fair value as determined in good faith by the Valuation Committee of the Board of Directors.

     FOREIGN CURRENCY TRANSLATIONS. The books and records of the Fund are maintained in U.S. dollars. Foreign currency transactions are translated into U.S. dollars on the following basis:

        (i) market value of investment securities, other assets and liabilities at the daily rates of exchange, and

          (ii) purchases and sales of investment securities, dividend and interest income and certain expenses at the rates of exchange prevailing on the respective dates of such transactions.

     The Fund does not isolate that portion of gains and losses on investments which is due to changes in foreign exchange rates from that which is due to changes in market prices of the investments. Such fluctuations are included with the net realized and unrealized gains and losses from investments.

     Net realized and unrealized gain (loss) from foreign currency related transactions includes gains and losses between trade and settlement dates on securities transactions, gains and losses arising from the sales of foreign currency, and gains and losses between the ex and payment dates on dividends, interest, and foreign withholding taxes.

     FEDERAL INCOME TAXES. The Fund's policy is to comply with the requirements of the Internal Revenue Code, as amended, which are applicable to regulated investment companies, and to distribute all of its taxable income to its shareholders. The Fund accordingly paid no U.S. federal income taxes, and no federal income tax provision was required. Withholding taxes on foreign interest and dividends have been provided for in accordance with Spanish and Portuguese tax rates.

     DISTRIBUTION OF INCOME AND GAINS. Distributions of net investment income are made annually. During any particular year net realized gains from investment transactions, in excess of available capital loss carryforwards, would be taxable to the Fund if not distributed and therefore, will be distributed to

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

shareholders, annually. An additional distribution may be made to the extent necessary to avoid the payment of a four percent federal excise tax.

     The timing and characterization of certain income and capital gains distributions are determined annually in accordance with federal tax regulations which may differ from generally accepted accounting principles. The differences relate primarily to the deferral of certain losses for tax purposes. As a result, net investment income (loss) and net realized gain (loss) on investment transactions for a reporting period may differ significantly from distributions during such period. Accordingly, the Fund may periodically make reclassifications among certain of its capital accounts without impacting the net asset value of the Fund.

     The Fund uses the identified cost method for determining realized gain or loss on investments for both financial and federal income tax reporting purposes.

     OTHER. Investment security transactions are accounted for on a trade-date basis. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Interest income is recorded on the accrual basis.

B.  PURCHASES AND SALES OF SECURITIES

     For the ten months ended July 31, 1998, purchases and sales of investment securities (excluding short-term investments) aggregated $63,238,871 and $80,873,487, respectively.

C.  RELATED PARTIES

     Effective December 31, 1997, Scudder, Stevens & Clark, Inc. ("Scudder") and the The Zurich Insurance Company ("Zurich"), an international insurance and financial services organization, formed a new global investment organization by combining Scudder's business with that of Zurich's subsidiary, Zurich Kemper Investments, Inc. As a result of the transaction, Scudder changed its name to Scudder Kemper Investments, Inc. ("Scudder Kemper" or the "Adviser"). The transaction between Scudder and Zurich resulted in the termination of the Fund's Investment Management and Administration Agreements with Scudder. However, a new Investment Management Agreement (the "Management Agreement") between the Fund and Scudder Kemper was approved by the Fund's Board of Directors and by the Fund's Shareholders. The Management Agreement, which was effective December 31, 1997, is the same in all material respects as the corresponding previous Investment Management Agreement, except that Scudder Kemper is the new investment adviser to the Fund. In addition, for ease of administration, the Management Agreement incorporates, in all material respects, the terms of the Administration Agreement, and the Administration Agreement terminated as a stand alone document upon execution of the Management Agreement.

     Under the Management Agreement between the Fund and Scudder, which was in effect prior to December 31, 1997, the Fund agreed to pay Scudder a fee equal to an annual rate of 1% of the Fund's average weekly net assets, computed weekly and payable monthly. Effective December 31, 1997, the Fund agrees to pay Scudder Kemper a fee equal to an annual rate of 1.2% of the Fund's average weekly net assets, computed weekly and payable monthly, which is equal to the aggregate fee rate paid under the previous Investment Management and Administration Agreements. For the ten months ended July 31, 1998, the fee pursuant to these agreements amounted to $1,131,145, of which $136,862 is unpaid at July 31, 1998.

     Under the Administration Agreement between the Fund and Scudder, which was in effect prior to December 31, 1997, the Fund agreed to pay Scudder a fee equal to an annual rate of 0.2% of the Fund's average weekly net assets, computed weekly and payable monthly. Effective December 31, 1997, this agreement became a part of the Management Agreement. For the period September 30, 1997 to December 31, 1997, the fee pursuant to this agreement amounted to $54,641.

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

     Pursuant to both agreements, the investment manager provides continuous supervision of the investment portfolio and the administrator pays the compensation of certain officers of the Fund and provides occupancy and certain clerical services to the Fund. The Fund bears all other costs and expenses.

     Scudder Fund Accounting Corporation ("SFAC"), a subsidiary of the Adviser, is responsible for determining the daily net asset value per share and maintaining the portfolio and general accounting records of the Fund. For the ten months ended July 31, 1998, the amount charged to the Fund by SFAC aggregated $71,534 of which $7,404 is unpaid at July 31, 1998.

     Scudder Service Corporation ("SSC"), a subsidiary of the Adviser, provides shareholder communications services for the Fund. For the ten months ended July 31, 1998, the amount charged by SSC aggregated $12,500, of which $1,250 is unpaid at July 31, 1998.

     The Fund pays each Director not affiliated with the Adviser an annual retainer, plus specified amounts for attended board and committee meetings. For the ten months ended July 31, 1998, Directors' fees and expenses aggregated $63,942 at July 31, 1998.

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

                              FINANCIAL HIGHLIGHTS

     The following table includes selected data for a share outstanding throughout each period (a) and other performance information derived from the Financial Statements and Market Price Data.

                                          SIX MONTHS
                                             ENDED
                                           MARCH 31,            YEAR ENDED SEPTEMBER 30,
                                             1998       ----------------------------------------
                                          (UNAUDITED)    1997     1996    1995     1994    1993
                                          -----------   ------   ------   -----   ------   -----
Per Share Operating Performance
Net asset value, beginning of period....    $17.34      $11.54   $ 9.68   $9.01   $ 8.24   $7.27
                                            ------      ------   ------   -----   ------   -----
  Net investment income (loss)..........      (.04)        .08      .09     .07      .07     .22
  Net realized and unrealized gain
     (loss) on investment
     transactions.......................      5.15        5.99     1.84     .60      .70    1.15
                                            ------      ------   ------   -----   ------   -----
Total from investment operations........      5.11        6.07     1.93     .67      .77    1.37
                                            ------      ------   ------   -----   ------   -----
Less distributions from:
  Net investment income.................      (.03)       (.09)    (.07)     --       --    (.18)
  Net realized gains on investment
     transactions.......................     (2.65)       (.18)      --      --       --    (.22)
                                            ------      ------   ------   -----   ------   -----
Total distributions.....................     (2.68)       (.27)    (.07)     --       --    (.40)
                                            ------      ------   ------   -----   ------   -----
Net asset value, end of period..........    $19.77      $17.34   $11.54   $9.68   $ 9.01   $8.24
                                            ======      ======   ======   =====   ======   =====
Market value, end of period.............    $18.19      $14.50   $ 8.88   $7.56   $ 7.50   $7.75
                                            ======      ======   ======   =====   ======   =====
Total Investment Return
  Per share market value(%).............     49.00**     67.33    18.31     .84    (3.23)  31.69
  Per share net asset value(%)(b).......     35.44**     53.89    20.19    7.44     9.35   20.38
Ratios and Supplemental Data
  Net assets, end of period ($
     millions)..........................       129         113       75      63       59      54
  Ratio of operating expenses to average
     net assets(%)......................      1.77*       1.74     1.92    1.99     2.02    2.38(d)
  Ratio of net investment income (loss)
     to average net assets(%)...........      (.46)*       .54      .83     .71      .77    2.87
  Portfolio turnover rate(%)............        70*        115       66      43       31      29
  Average commission rate paid(c).......    $.0710      $.0694   $.0671   $  --   $   --   $  --

---------------
(a) Based on monthly average of shares outstanding during the period.

(b) Total investment returns reflect changes in net asset value per share during each period and assume that dividends and capital gains distributions, if any, were reinvested. These percentages are not an indication of the performance of a shareholder's investment in the Fund based on market price.

(c) Average commission rate paid per share of common and preferred stocks is calculated for fiscal years ending on or after September 1, 1996.

(d) Ratio of operating expenses to average net assets excluding interest expense was 2.31%.

  * Annualized

 ** Not annualized

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

             INVESTMENT PORTFOLIO AS OF MARCH 31, 1998 (UNAUDITED)

                                                                                             MARKET
                                               SHARES                                       VALUE($)
                                               -------                                     -----------
COMMON STOCKS 100.0%
PORTUGAL 42.1%
CONSUMER DISCRETIONARY 2.2%
  Department & Chain Stores 1.6%                26,445    Modelo Continente --
                                                          SGPS, SA.....................      2,066,439
                                                                                           -----------
  Hotels & Casinos 0.6%                         47,000    Lusotur-Sociedade Financeira
                                                          de Turismo(b)................        725,292
                                                                                           -----------
CONSUMER STAPLES 4.4%
  Food & Beverage                              126,250    Jeronimo Martins SA..........      5,194,019
                                                 6,950    Jeronimo Martins SA Warrants
                                                          (expire 9/15/03)(b)..........        337,682
                                                                                           -----------
                                                                                             5,531,701
                                                                                           -----------
COMMUNICATIONS 6.5%
  Telephone/Communications                     158,300    Portugal Telecom SA..........      8,235,613
                                                                                           -----------
FINANCIAL 15.9%
  Banks 14.6%                                  146,300    Banco Comercial Portugues....      4,724,713
                                               146,300    Banco Comercial Portugues
                                                          Rights(b)(c).................        468,347
                                                66,630    Banco Espirito Santo.........      3,079,020
                                               113,200    Banco Pinto & Sotto Mayor,
                                                          SA...........................      2,809,823
                                                81,330    Banco Portugues do
                                                          Investimento.................      3,129,068
                                                84,000    Banco Totta e Acores.........      3,114,233
                                                48,000    Espirito Santo Financial
                                                          Holdings (ADR)...............      1,257,000
                                                                                           -----------
                                                                                            18,582,204
                                                                                           -----------
  Insurance 1.3%                                52,500    Cia. de Seguros Mundial
                                                          Confiance, SA................      1,698,244
                                                                                           -----------
MEDIA 0.0%
  Broadcasting & Entertainment                  20,000    TVI Televisao
                                                          Independente(b)(c)...........         25,350
                                                                                           -----------
CONSTRUCTION 7.0%
  Building Materials 4.9%                       70,500    Cimentos de Portugal SA......      2,484,906
                                                91,060    Corticeira Amorim,
                                                          S.P.G.S. ....................      1,394,634
                                                76,200    Semapa Cement SA.............      2,333,688
                                                                                           -----------
                                                                                             6,213,228
                                                                                           -----------
  Miscellaneous 2.1%                           177,620    Engil-SGPS...................      2,062,775
                                                32,500    Mota e Companhia, SA.........        660,813
                                                                                           -----------
                                                                                             2,723,588
                                                                                           -----------
TRANSPORTATION 1.9%
  Miscellaneous                                 53,000    Brisa-Auto Estradas de
                                                          Portugal, SA(b)..............      2,421,178
                                                                                           -----------
UTILITIES 4.2%
  Electric Utilities                           207,290    Electricidade de Portugal....      4,811,405
                                                10,000    Electricidade de Portugal
                                                          (ADR)(b).....................        467,500
                                                                                           -----------
                                                                                             5,278,905
                                                                                           -----------
SPAIN 57.9%
CONSUMER DISCRETIONARY 8.9%
  Department & Chain Stores 3.8%                60,849    Adolfo Dominguez SA(b).......      2,066,819

    The accompanying notes are an integral part of the financial statements.

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

                                                                                             MARKET
                                               SHARES                                       VALUE($)
                                               -------                                     -----------
                                                27,500    Aldeasa SA...................        974,382
                                                76,450    Centros Comerciales
                                                          Continente, SA...............      1,807,478
                                                                                           -----------
                                                                                             4,848,679
                                                                                           -----------
  Home Furnishings 0.0%                            120    Sonae Imobiliaria SA(b)......          1,762
                                                                                           -----------
  Restaurants 4.1%                              35,000    Tele Pizza, SA(b)............      5,152,307
                                                                                           -----------
  Specialty Retail 1.0%                         51,600    Cortefiel, SA................      1,241,333
                                                                                           -----------
CONSUMER STAPLES 2.8%
  Alcohol & Tobacco                             67,000    Baron de Ley, SA(b)..........      1,671,584
                                                16,300    Tabacalera, SA 'A'...........      1,830,270
                                                                                           -----------
                                                                                             3,501,854
                                                                                           -----------
COMMUNICATIONS 6.6%
  Telephone/Communications                     190,900    Compania Telefonica Nacional
                                                          de Espana SA.................      8,418,481
                                                                                           -----------
FINANCIAL 18.3%
  Banks                                        147,300    Banco Bilbao Vizcaya SA......      6,918,181
                                               145,040    Banco Central
                                                          Hispanoamericano.............      4,649,192
                                               145,040    Banco Central
                                                          Hispanoamericano Rights(b)...        114,612
                                                49,900    Banco Popular Espanol........      4,846,266
                                               138,300    Banco Santander SA...........      6,892,085
                                                                                           -----------
                                                                                            23,420,336
                                                                                           -----------
SERVICE INDUSTRIES 0.6%
  Miscellaneous Commercial Services             57,708    Prosegur, Cia de Seguridad
                                                          SA...........................        742,864
ENERGY 3.6%
  Oil Companies                                 89,030    Repsol SA....................      4,544,547
                                                                                           -----------
METALS & MINERALS 1.8%
  Steel & Metals                                13,600    Acerinox, SA.................      2,236,044
                                                                                           -----------
CONSTRUCTION 5.7%
  Homebuilding 2.2%                             53,600    Fomento de Construcciones y
                                                          Contratas SA.................      2,835,075
                                                                                           -----------
  Miscellaneous 3.5%                            21,500    Abengoa SA...................      1,918,175
                                                69,197    OCP Construcciones, SA.......      2,509,119
                                                                                           -----------
                                                                                             4,427,294
                                                                                           -----------
UTILITIES 9.6%
  Electric Utilities 7.7%                      306,190    Empresa Nacional de
                                                          Electricidad SA..............      7,365,965
                                                45,000    Iberdrola SA.................        683,947
                                               134,500    Union Electrica Fenosa SA....      1,778,534
                                                                                           -----------
                                                                                             9,828,446
                                                                                           -----------
  Natural Gas Distribution 1.9%                 37,370    Gas Natural SDG, SA..........      2,333,839
                                                                                           -----------
                                                          TOTAL COMMON STOCKS (Cost
                                                          $69,250,672).................    127,034,603
                                                                                           -----------
                                                          TOTAL INVESTMENT
                                                          PORTFOLIO -- 100.0%
                                                          (Cost $69,250,672)(a)........    127,034,603
                                                                                           ===========

    The accompanying notes are an integral part of the financial statements.

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

---------------
(a) The cost for federal income tax purposes was $69,355,605. At March 31, 1998, net unrealized appreciation for all securities based on tax cost was $57,678,998. This consisted of aggregate gross unrealized appreciation for all securities in which there was an excess of market value over tax cost of $58,239,553 and aggregate gross unrealized depreciation for all securities in which there was an excess of tax cost over market value of $560,555.

(b) Non-income producing security.

(c) Securities valued in good faith by the Valuation Committee of the Board of Directors at fair value amounted to $493,697 (0.39% of net assets). Their values have been estimated by the Valuation Committee in the absence of readily ascertainable market values. However, because of the inherent uncertainty of valuation, those estimated values may differ significantly from the values that would have been used had a ready market for the securities existed, and the difference could be material. The cost of these securities at March 31, 1998 aggregated $585,905. These securities may also have certain restrictions as to resale.

    The accompanying notes are an integral part of the financial statements.

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

                              FINANCIAL STATEMENTS

                      STATEMENT OF ASSETS AND LIABILITIES
                           MARCH 31, 1998 (UNAUDITED)

ASSETS
Investments, at market (identified cost $69,250,672)........              $127,034,603
Foreign currency holdings, at market (identified cost
  $1,771,633)...............................................                 1,753,513
Dividends receivable........................................                   127,459
Receivable for foreign taxes recoverable....................                    35,300
Other assets................................................                       941
                                                                          ------------
          Total assets......................................               128,951,816
LIABILITIES
Payables:
  Accrued management fee....................................  $121,546
  Other payables and accrued expenses.......................    85,141
                                                              --------
          Total liabilities.................................                   206,687
                                                                          ------------
Net assets, at market value.................................              $128,745,129
                                                                          ============
NET ASSETS
Net assets consist of:
  Accumulated net investment loss...........................              $   (287,239)
  Accumulated net realized gain.............................                12,067,660
  Net unrealized appreciation (depreciation) on:
     Investments............................................                57,783,931
     Foreign currency related transactions..................                   (20,458)
  Paid-in capital...........................................                59,201,235
                                                                          ------------
Net assets, at market value.................................              $128,745,129
                                                                          ============
NET ASSET VALUE per share ($128,745,129 [divided by] 6,511,154 shares of common stock issued and outstanding, $.01 par
  value, 200,000,000 shares authorized).....................              $      19.77
                                                                          ============

    The accompanying notes are an integral part of the financial statements.

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

                            STATEMENT OF OPERATIONS
                  SIX MONTHS ENDED MARCH 31, 1998 (UNAUDITED)

INVESTMENT INCOME
  Income:
     Dividends (net of foreign taxes withheld of
      $127,400).............................................                 $   699,818
     Interest...............................................                      10,221
                                                                             -----------
                                                                                 710,039
  Expenses:
     Management fee.........................................  $   598,210
     Administrator's fee....................................       54,641
     Custodian and accounting fees..........................      138,648
     Directors' fees and expenses...........................       47,960
     Auditing...............................................       12,075
     Reports to shareholders................................       14,098
     Services to shareholders...............................       17,223
     Legal..................................................       61,242
     Other..................................................       17,590        961,687
                                                              -----------    -----------
  Net investment loss.......................................                    (251,648)
                                                                             -----------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENT
  TRANSACTIONS
  Net realized gain (loss) from:
     Investments............................................   12,422,156
     Foreign currency related transactions..................     (244,931)    12,177,225
                                                              -----------    -----------
  Net unrealized appreciation (depreciation) during the
     period on:
     Investments............................................   21,327,607
     Foreign currency related transactions..................         (419)    21,327,188
                                                              -----------    -----------
  Net gain on investment transactions.......................                  33,504,413
                                                                             -----------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS........                 $33,252,765
                                                                             ===========

    The accompanying notes are an integral part of the financial statements.

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

                      STATEMENTS OF CHANGES IN NET ASSETS

                                                               SIX MONTHS
                                                                 ENDED
                                                               MARCH 31,       YEAR ENDED
                                                                  1998        SEPTEMBER 30,
                                                              (UNAUDITED)         1997
                                                              ------------    -------------
INCREASE (DECREASE) IN NET ASSETS
Operations:
  Net investment income (loss)..............................  $   (251,648)   $    505,492
  Net realized gain from investment transactions............    12,177,225      17,645,376
  Net unrealized appreciation on investment transactions
     during the period......................................    21,327,188      21,389,505
                                                              ------------    ------------
Net increase in net assets resulting from operations........    33,252,765      39,540,373
                                                              ------------    ------------
Distributions to shareholders from:
  Net investment income.....................................      (195,333)       (585,992)
                                                              ------------    ------------
  Net realized gains on investment transactions.............   (17,221,870)     (1,172,008)
                                                              ------------    ------------
INCREASE IN NET ASSETS......................................    15,835,562      37,782,373
Net assets at beginning of period...........................   112,909,567      75,127,194
                                                              ------------    ------------
NET ASSETS AT END OF PERIOD (including accumulated net
  investment loss of $287,239 and undistributed net
  investment income of $159,742, respectively)..............  $128,745,129    $112,909,567
                                                              ============    ============

    The accompanying notes are an integral part of the financial statements.

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

                   NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

A.  SIGNIFICANT ACCOUNTING POLICIES

     Scudder Spain and Portugal Fund, Inc. (the "Fund", formerly The First Iberian Fund, Inc.) is registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company.

     The Fund's financial statements are prepared in accordance with generally accepted accounting principles which require the use of management estimates. The policies described below are followed consistently by the Fund in the preparation of its financial statements.

     Security Valuation. Portfolio securities which are traded on U.S. or foreign stock exchanges are valued at the most recent sale price reported on the exchange on which the security is traded most extensively. If no sale occurred, the security is then valued at the calculated mean between the most recent bid and asked quotations. If there are no such bid and asked quotations, the most recent bid quotation is used. Securities quoted on the Nasdaq Stock Market, Inc. ("Nasdaq"), for which there have been sales, are valued at the most recent sale price reported on Nasdaq. If there are no such sales, the value is the most recent bid quotation. Securities which are not quoted on Nasdaq but are traded in another over-the-counter market are valued at the most recent sale price on such market. If no sale occurred, the security is then valued at the mean between the most recent bid and asked quotations. If there are no such bid and asked quotations the most recent bid quotation shall be used.

     Portfolio debt securities other than money market instruments are valued by pricing agents approved by the officers of the Fund, which quotations reflect broker/dealer-supplied valuations and electronic data processing techniques. If the pricing agents are unable to provide such quotations, the most recent bid quotation supplied by a bona fide market maker shall be used. Money market instruments purchased with an original maturity of sixty days or less are valued at amortized cost. All other securities are valued at their fair value as determined in good faith by the Valuation Committee of the Board of Directors.

     Foreign Currency Translations. The books and records of the Fund are maintained in U.S. dollars. Foreign currency transactions are translated into U.S. dollars on the following basis:

          (i) market value of investment securities, other assets and liabilities at the daily rates of exchange, and

          (ii) purchases and sales of investment securities, dividend and interest income and certain expenses at the rates of exchange prevailing on the respective dates of such transactions.

     The Fund does not isolate that portion of gains and losses on investments which is due to changes in foreign exchange rates from that which is due to changes in market prices of the investments. Such fluctuations are included with the net realized and unrealized gains and losses from investments.

     Net realized and unrealized gain (loss) from foreign currency related transactions includes gains and losses between trade and settlement dates on securities transactions, gains and losses arising from the sales of foreign currency, and gains and losses between the ex and payment dates on dividends, interest, and foreign withholding taxes.

     Federal Income Taxes. The Fund's policy is to comply with the requirements of the Internal Revenue Code, as amended, which are applicable to regulated investment companies, and to distribute all of its taxable income to its shareholders. The Fund accordingly paid no U.S. federal income taxes, and no federal income tax provision was required. Withholding taxes on foreign interest and dividends have been provided for in accordance with Spanish and Portuguese tax rates.

     Distribution of Income and Gains. Distributions of net investment income are made annually. During any particular year net realized gains from investment transactions, in excess of available capital loss carryforwards, would be taxable to the Fund if not distributed and therefore, will be distributed to

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

shareholders, annually. An additional distribution may be made to the extent necessary to avoid the payment of a four percent federal excise tax.

     The timing and characterization of certain income and capital gains distributions are determined annually in accordance with federal tax regulations which may differ from generally accepted accounting principles. The differences relate primarily to the deferral of certain losses for tax purposes. As a result, net investment income (loss) and net realized gain (loss) on investment transactions for a reporting period may differ significantly from distributions during such period. Accordingly, the Fund may periodically make reclassifications among certain of its capital accounts without impacting the net asset value of the Fund.

     The Fund uses the identified cost method for determining realized gain or loss on investments for both financial and federal income tax reporting purposes.

     Other. Investment security transactions are accounted for on a trade-date basis. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Interest income is recorded on the accrual basis.

B.  PURCHASES AND SALES OF SECURITIES

     For the six months ended March 31, 1998, purchases and sales of investment securities (excluding short-term investments) aggregated $38,998,955 and $58,087,491, respectively.

C.  RELATED PARTIES

     Effective December 31, 1997, Scudder, Stevens & Clark, Inc. ("Scudder") and the The Zurich Insurance Company ("Zurich"), an international insurance and financial services organization, formed a new global investment organization by combining Scudder's business with that of Zurich's subsidiary, Zurich Kemper Investments, Inc. As a result of the transaction, Scudder changed its name to Scudder Kemper Investments, Inc. ("Scudder Kemper" or the "Adviser"). The transaction between Scudder and Zurich resulted in the termination of the Fund's Investment Management and Administration Agreements with Scudder. However, a new Investment Management Agreement (the "Management Agreement") between the Fund and Scudder Kemper was approved by the Fund's Board of Directors and by the Fund's Shareholders. The Management Agreement, which was effective December 31, 1997, is the same in all material respects as the corresponding previous Investment Management Agreement, except that Scudder Kemper is the new investment adviser to the Fund. In addition, for ease of administration, the Management Agreement incorporates, in all material respects, the terms of the Administration Agreement, and the Administration Agreement terminated as a stand alone document upon execution of the Management Agreement.

     Under the Management Agreement between the Fund and Scudder, which was in effect prior to December 31, 1997, the Fund agreed to pay Scudder a fee equal to an annual rate of 1% of the Fund's average weekly net assets, computed weekly and payable monthly. Effective December 31, 1997, the Fund agrees to pay Scudder Kemper a fee equal to an annual rate of 1.2% of the Fund's average weekly net assets, computed weekly and payable monthly, which is equal to the aggregate fee rate paid under the previous Investment Management and Administration Agreements. For the six months ended March 31, 1998, the fee pursuant to these agreements amounted to $598,210, of which $121,546 is unpaid at March 31, 1998.

     Under the Administration Agreement between the Fund and Scudder, which was in effect prior to December 31, 1997, the Fund agreed to pay Scudder a fee equal to an annual rate of 0.2% of the Fund's average weekly net assets, computed weekly and payable monthly. Effective December 31, 1997, this agreement became a part of the Management Agreement. For the period September 30, 1997 to December 31, 1997, the fee pursuant to this agreement amounted to $54,641.

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

     Pursuant to both agreements, the investment manager provides continuous supervision of the investment portfolio and the administrator pays the compensation of certain officers of the Fund and provides occupancy and certain clerical services to the Fund. The Fund bears all other costs and expenses.

     Scudder Fund Accounting Corporation ("SFAC"), a subsidiary of the Adviser, is responsible for determining the daily net asset value per share and maintaining the portfolio and general accounting records of the Fund. For the six months ended March 31, 1998, the amount charged to the Fund by SFAC aggregated $40,314 of which $7,356 is unpaid at March 31, 1998.

     Scudder Service Corporation ("SSC"), a subsidiary of the Adviser, provides shareholder communications services for the Fund. For the six months ended March 31, 1998, the amount charged by SSC aggregated $7,500, of which $1,250 is unpaid at March 31, 1998.

     The Fund pays each Director not affiliated with the Adviser an annual retainer, plus specified amounts for attended board and committee meetings. For the six months ended March 31, 1998, Directors' fees and expenses aggregated $47,960 at March 31, 1998.

                          THE FIRST IBERIAN FUND, INC.

                              FINANCIAL HIGHLIGHTS

     The following table includes selected data for a share outstanding throughout each period (a) and other performance information derived from the financial statements and market price data.

                                             SIX MONTHS
                                                ENDED
                                              MARCH 31,            YEARS ENDED SEPTEMBER 30,
                                                1997       ------------------------------------------
      PER SHARE OPERATING PERFORMANCE        (UNAUDITED)    1996    1995     1994     1993    1992(D)
      -------------------------------        -----------   ------   -----   ------   ------   -------
Net asset value, beginning of period.......    $11.54      $ 9.68   $9.01   $ 8.24   $ 7.27   $  9.31
                                               ------      ------   -----   ------   ------   -------
  Net investment income....................       .00         .09     .07      .07      .22       .27
  Net realized and unrealized gain (loss)
     on investment transactions............      2.78        1.84     .60      .70     1.15     (2.16)
                                               ------      ------   -----   ------   ------   -------
Total from investment operations...........      2.78        1.93     .67      .77     1.37     (1.89)
                                               ------      ------   -----   ------   ------   -------
  Less distributions from:
     Net investment income.................      (.09)       (.07)     --       --     (.18)     (.15)
     Net realized gains on investment
       transactions........................      (.18)         --      --       --     (.22)       --
                                               ------      ------   -----   ------   ------   -------
Total distributions........................      (.27)       (.07)     --       --     (.40)     (.15)
                                               ------      ------   -----   ------   ------   -------
Net asset value, end of period.............    $14.05      $11.54   $9.68   $ 9.01   $ 8.24   $  7.27
                                               ======      ======   =====   ======   ======   =======
Market value, end of period................    $11.13      $ 8.88   $7.56   $ 7.50   $ 7.75   $  6.25
                                               ======      ======   =====   ======   ======   =======

TOTAL INVESTMENT RETURN
  Per share market value(%)................     28.38**     18.31     .84    (3.23)   31.69    (20.40)
  Per share net asset value(%)(b)..........     24.69**     20.19    7.44     9.35    20.38    (20.43)

RATIOS AND SUPPLEMENTAL DATA
  Net assets, end of period ($ millions)...        91          75      63       59       54        47
  Ratio of operating expenses (excluding
     interest) to average net assets(%)....      1.77*       1.92    1.99     2.02     2.31      2.45
  Ratio of net investment income to average
     net assets(%).........................       .03*        .83     .71      .77     2.87      3.05
  Portfolio turnover rate(%)...............        76*         66      43       31       29        32
  Average commission rate paid(c)..........    $.0657      $.0671   $  --   $   --   $   --   $    --

---------------
(a) Based on monthly average of shares outstanding during the period.

(b) Total investment returns reflect changes in net asset value per share during each period and assume that dividends and capital gains distributions, if any, were reinvested. These percentages are not an indication of the performance of a shareholder's investment in the Fund based on market price.

(c) Average commission rate paid per share of common and preferred stocks is calculated for fiscal years ending on or after September 1, 1996.

(d) Scudder, Stevens & Clark, Inc. became investment adviser of the Fund on April 1, 1992.

  * Annualized

 ** Not annualized

                          THE FIRST IBERIAN FUND, INC.

             INVESTMENT PORTFOLIO AS OF MARCH 31, 1997 (UNAUDITED)

                                                                                             MARKET
                                         SHARES                                             VALUE($)
                                         -------                                           ----------
PREFERRED STOCKS 3.3%
PORTUGAL
MEDIA
  Broadcasting & Entertainment           359,300    Lusomundo-SGPS, SA
                                                      (Cost $3,500,668)..................   2,758,410
                                                                                           ----------
COMMON STOCKS 96.7%
PORTUGAL 35.5%
CONSUMER DISCRETIONARY 4.5%
  Specialty Retail                       110,100    Sonae Investimentos, SA..............   3,717,688
                                                                                           ----------
CONSUMER STAPLES 5.7%
  Food & Beverage                         83,400    Jeronimo Martins SA..................   4,623,115
                                           6,950    Jeronimo Martins SA Warrants (expires
                                                      9/15/03)...........................     123,242
                                                                                           ----------
                                                                                            4,746,357
                                                                                           ----------
COMMUNICATIONS 11.4%
  Cellular Telephones 3.9%                39,500    Telecel-Comunicacoes Pessoais, SA....   3,237,319
                                                                                           ----------
  Telephone/Communications 7.5%          167,000    Portugal Telecom SA..................   6,216,338
                                                                                           ----------
FINANCIAL 4.3%
  Insurance                              160,000    Seguros Tranquilidade SA.............   3,547,714
                                                                                           ----------
MEDIA 0.2%
  Broadcasting & Entertainment            80,000    TVI Televisao Independente (b)(c)....     219,348
                                                                                           ----------
CONSTRUCTION 9.4%
  Building Materials                     140,000    Cimentos de Portugal SA..............   2,920,665
                                          70,300    Corticeira Amorim, S.P.G.S. .........     745,866
                                         194,500    Semapa Cement SA.....................   4,113,286
                                                                                           ----------
                                                                                            7,779,817
                                                                                           ----------
SPAIN 61.2%
CONSUMER DISCRETIONARY
  6.7%
  Department & Chain Stores 3.0%          11,000    Adolfo Dominguez SA..................     429,800
                                         109,000    Centros Comerciales (PRYCA) SA.......   2,044,594
                                                                                           ----------
                                                                                            2,474,394
                                                                                           ----------
  Restaurants 3.7%                        70,000    Tele Pizza, S.A. ....................   3,047,248
                                                                                           ----------
COMMUNICATIONS 3.7%
  Telephone/Communications               128,550    Compania Telefonica Nacional de
                                                      Espana SA..........................   3,107,402
                                                                                           ----------
CONSTRUCTION 2.3%
  Building Materials 2.1%                300,000    Energia e Industrias Aragonesas......   1,747,655
                                                                                           ----------
  Miscellaneous 0.2%                       1,486    Cubiertas y MZOV, S.A. ..............     153,934
                                                                                           ----------
CONSUMER STAPLES 2.7%
  Alcohol & Tobacco                       44,500    Tabacalera, SA "A"...................   2,236,418
                                                                                           ----------

    The accompanying notes are an integral part of the financial statements.

                          THE FIRST IBERIAN FUND, INC.

                                                                                             MARKET
                                         SHARES                                             VALUE($)
                                         -------                                           ----------
FINANCIAL 19.6%
  Banks 17.6%                             90,300    Banco Bilbao Vizcaya, SA.............   5,484,155
                                          20,300    Banco Intercontinental Espanol SA....   2,751,690
                                          63,200    Banco Santander, SA..................   4,361,706
                                         100,000    Banco de Valencia SA.................   1,981,950
                                                                                           ----------
                                                                                           14,579,501
                                                                                           ----------
  Insurance 2.0%                           3,961    Corporacion Mapfre SA (New)(b).......     217,852
                                          22,066    Mapfre Vida Seguros..................   1,413,536
                                                                                           ----------
                                                                                            1,631,388
                                                                                           ----------
MANUFACTURING 2.8%
  Containers & Paper                      35,000    Vidrala SA...........................   2,291,630
                                                                                           ----------
METALS & MINERALS 2.3%
  Steel & Metals                          13,600    Acerinox, SA.........................   1,920,508
                                                                                           ----------
ENERGY 5.5%
  Oil Companies                          109,910    Repsol SA............................   4,590,119
                                                                                           ----------
TRANSPORTATION 2.1%
  Miscellaneous                          130,000    Autopistas del Mare Nostrum SA.......   1,785,171
                                                                                           ----------
UTILITIES 13.5%
  Electric Utilities 9.7%                 62,680    Empresa Nacional de Electricidad
                                                      SA.................................   4,050,741
                                         360,650    Iberdrola SA.........................   3,982,403
                                                                                           ----------
                                                                                            8,033,144
                                                                                           ----------
  Natural Gas Distribution 3.8%           14,400    Gas Natural SDG, SA..................   3,148,583
                                                                                           ----------
  Water Supply 0.0%                          589    General de Aguas de Barcelona, SA
                                                      (New)(c)...........................      22,034
                                                                                           ----------
                                                    TOTAL COMMON STOCKS (Cost
                                                      $54,555,553).......................  80,233,710
                                                                                           ----------
                                                    TOTAL INVESTMENT PORTFOLIO -- 100.0%
                                                      (Cost $58,056,221)(a)..............  82,992,120
                                                                                           ==========

---------------
(a) The cost for federal income tax purposes was $58,056,221. At March 31, 1997, net unrealized appreciation for all securities based on tax cost was $24,935,899. This consisted of aggregate gross unrealized appreciation for all securities in which there was an excess of market value over tax cost of $26,446,717 and aggregate gross unrealized depreciation for all securities in which there was an excess of tax cost over market value of $1,510,818.

(b) Non-income producing security.

(c) Securities valued in good faith by the valuation committee of the Board of Directors. The cost of these securities at March 31, 1997 was $602,410 (Note
    A).

    The accompanying notes are an integral part of the financial statements.

                          THE FIRST IBERIAN FUND, INC.

                              FINANCIAL STATEMENTS

                      STATEMENT OF ASSETS AND LIABILITIES
                           MARCH 31, 1997 (UNAUDITED)

ASSETS
Investments, at market (identified cost $58,056,221)........              $82,992,120
Foreign currency holdings, at market (identified cost
  $6,412,155)...............................................                6,516,303
Cash........................................................                   47,774
Receivable for investments sold.............................                2,191,474
Receivable for foreign taxes recoverable....................                   81,098
Other assets................................................                    1,771
                                                                          -----------
          Total assets......................................               91,830,540
LIABILITIES
Payables:
  Investments purchased.....................................  $154,472
  Accrued management fee....................................    76,560
  Accrued administrator fee.................................    15,312
  Other accrued expenses....................................   112,779
                                                              --------
          Total liabilities.................................                  359,123
                                                                          -----------
Net assets, at market value.................................              $91,471,417
                                                                          ===========
NET ASSETS
Net assets consist of:
  Distributions in excess of net investment income..........              $   (89,824)
  Accumulated net realized gain.............................                7,291,296
  Net unrealized appreciation on:
     Investments............................................               24,935,899
     Foreign currency related transactions..................                  132,812
  Paid-in capital...........................................               59,201,234
                                                                          -----------
Net assets, at market value.................................              $91,471,417
                                                                          ===========
Net asset value per share ($91,471,417/6,511,154 shares of
  common stock issued and outstanding, $.01 par value,
  unlimited number of shares authorized)....................              $     14.05
                                                                          ===========

    The accompanying notes are an integral part of the financial statements.

                          THE FIRST IBERIAN FUND, INC.

                            STATEMENT OF OPERATIONS
                  SIX MONTHS ENDED MARCH 31, 1997 (UNAUDITED)

INVESTMENT INCOME
  Income:
     Dividends (net of foreign taxes withheld of
      $130,616).............................................                $   741,313
     Interest...............................................                     27,812
                                                                            -----------
                                                                                769,125
  Expenses:
     Management fee.........................................  $  430,652
     Administrator's fee....................................      86,130
     Custodian and accounting fees..........................     107,707
     Directors' fees and expenses...........................      54,469
     Auditing...............................................      34,875
     Reports to shareholders................................      16,644
     Services to shareholders...............................      14,256
     Legal..................................................      12,269        757,002
                                                              ----------    -----------
  Net investment income.....................................                     12,123
                                                                            -----------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENT
  TRANSACTIONS
  Net realized gain (loss) from:
     Investments............................................   8,274,021
     Foreign currency related transactions..................    (205,852)     8,068,169
                                                              ----------
  Net unrealized appreciation during the period on:
     Investments............................................   9,886,232
     Foreign currency related transactions..................     135,699     10,021,931
                                                              ----------    -----------
  Net gain on investment transactions.......................                 18,090,100
                                                                            -----------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS........                $18,102,223
                                                                            ===========

    The accompanying notes are an integral part of the financial statements.

                          THE FIRST IBERIAN FUND, INC.

                      STATEMENTS OF CHANGES IN NET ASSETS

                                                              SIX MONTHS
                                                                 ENDED
                                                               MARCH 31,      YEAR ENDED
                                                                 1997        SEPTEMBER 30,
INCREASE (DECREASE) IN NET ASSETS                             (UNAUDITED)        1996
---------------------------------                             -----------    -------------
Operations:
  Net investment income.....................................  $    12,123     $   576,964
  Net realized gain from investment transactions............    8,068,169       5,880,465
  Net unrealized appreciation on investment transactions
     during the period......................................   10,021,931       6,083,968
                                                              -----------     -----------
Net increase in net assets resulting from operations........   18,102,223      12,541,397
                                                              -----------     -----------
Distributions to shareholders from:
  Net investment income.....................................     (585,992)       (455,778)
                                                              -----------     -----------
  Net realized gains on investment transactions.............   (1,172,008)             --
                                                              -----------     -----------
INCREASE IN NET ASSETS......................................   16,344,223      12,085,619
Net assets at beginning of period...........................   75,127,194      63,041,575
                                                              -----------     -----------
NET ASSETS AT END OF PERIOD (including distributions in
  excess of net investment income of $89,824 and
  undistributed net investment income of $484,045)..........  $91,471,417     $75,127,194
                                                              ===========     ===========

    The accompanying notes are an integral part of the financial statements.

                          THE FIRST IBERIAN FUND, INC.

                   NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

A.  SIGNIFICANT ACCOUNTING POLICIES

     The First Iberian Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company.

     The Fund's financial statements are prepared in accordance with generally accepted accounting principles which require the use of management estimates. The policies described below are followed consistently by the Fund in the preparation of its financial statements.

     Security Valuation. Portfolio securities which are traded on U.S. or foreign stock exchanges are valued at the most recent sale price reported on the exchange on which the security is traded most extensively. If no sale occurred, the security is then valued at the calculated mean between the most recent bid and asked quotations. If there are no such bid and asked quotations, the most recent bid quotation is used. Securities quoted on the National Association of Securities Dealers Automatic Quotation ("NASDAQ") System, for which there have been sales, are valued at the most recent sale price reported on such system. If there are no such sales, the value is the high or "inside" bid quotation. Securities which are not quoted on the NASDAQ System but are traded in another over-the-counter market are valued at the most recent sale price on such market. If no sale occurred, the security is then valued at the mean between the most recent bid and asked quotations. If there are no such bid and asked quotations the most recent bid quotation shall be used.

     Portfolio debt securities with remaining maturities greater than sixty days are valued by pricing agents approved by the officers of the Fund, which quotations reflect broker/dealer-supplied valuations and electronic data processing techniques. If the pricing agents are unable to provide such quotations, the most recent bid quotation supplied by a bona fide market maker shall be used. Short-term investments having a maturity of sixty days or less are valued at amortized cost.

     All other securities are valued at their fair value as determined in good faith by the Valuation Committee of the Board of Directors. These securities valued in good faith by the Valuation Committee of the Board of Directors amounted to $241,382 (.26% of net assets) and have been noted in the investment portfolio as of March 31, 1997.

     Foreign Currency Translations. The books and records of the Fund are maintained in U.S. dollars. Foreign currency transactions are translated into U.S. dollars on the following basis:

          (i) market value of investment securities, other assets and liabilities at the daily rates of exchange, and

          (ii) purchases and sales of investment securities, dividend and interest income and certain expenses at the rates of exchange prevailing on the respective dates of such transactions.

     The Fund does not isolate that portion of gains and losses on investments which is due to changes in foreign exchange rates from that which is due to changes in market prices of the investments. Such fluctuations are included with the net realized and unrealized gains and losses from investments.

     Net realized and unrealized gain (loss) from foreign currency related transactions includes gains and losses between trade and settlement dates on securities transactions, gains and losses arising from the sales of foreign currency, and gains and losses between the ex and payment dates on dividends, interest, and foreign withholding taxes.

     Federal Income Taxes. The Fund's policy is to comply with the requirements of the Internal Revenue Code which are applicable to regulated investment companies, and to distribute all of its taxable income to its shareholders. The Fund accordingly paid no U.S. federal income taxes, and no federal income tax provision was required. Withholding taxes on foreign interest and dividends have been provided for in accordance with Spanish and Portuguese tax rates.

                          THE FIRST IBERIAN FUND, INC.

     Distribution of Income and Gains. Distributions of net investment income are made annually. During any particular year net realized gains from investment transactions, in excess of available capital loss carryforwards, would be taxable to the Fund if not distributed and therefore, will be distributed to shareholders, annually. An additional distribution may be made to the extent necessary to avoid the payment of a four percent federal excise tax.

     The timing and characterization of certain income and capital gains distributions are determined annually in accordance with federal tax regulations which may differ from generally accepted accounting principles. The differences relate primarily to the deferral of certain losses for tax purposes. As a result, net investment income (loss) and net realized gain (loss) on investment transactions for a reporting period may differ significantly from distributions during such period. Accordingly, the Fund may periodically make reclassifications among certain of its capital accounts without impacting the net asset value of the Fund.

     The Fund uses the identified cost method for determining realized gain or loss on investments for both financial and federal income tax reporting purposes.

     Other. Investment security transactions are accounted for on a trade-date basis. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Interest income is recorded on the accrual basis.

B.  PURCHASES AND SALES OF SECURITIES

     For the six months ended March 31, 1997, purchases and sales of investment securities (excluding short-term investments) aggregated $31,817,324 and $41,938,834, respectively.

C.  RELATED PARTIES

     Under the Investment Management Agreement with Scudder, Stevens & Clark, Inc. ("Scudder"), the Fund has agreed to pay Scudder a fee equal to an annual rate of 1% of the Fund's average weekly net assets, computed weekly and payable monthly. For the six months ended March 31, 1997, the fee pursuant to such agreement amounted to $430,652 of which $76,560 is unpaid at March 31, 1997.

     Under the Administration Agreement with Scudder, the administration fee is computed weekly and payable monthly at the annual rate of .20% of the Fund's average weekly net assets. For the six months ended March 31, 1997, the fee pursuant to such agreement amounted to $86,130 of which $15,312 is unpaid at March 31, 1997.

     Pursuant to both agreements, the investment manager provides continuous supervision of the investment portfolio and the administrator pays the compensation of certain officers of the Fund and provides occupancy and certain clerical services to the Fund. The Fund bears all other costs and expenses.

     Scudder Fund Accounting Corporation ("SFAC"), a subsidiary of the Adviser, is responsible for determining the daily net asset value per share and maintaining the portfolio and general accounting records of the Fund. For the six months ended March 31, 1997, the amount charged to the Fund by SFAC aggregated $31,645 of which $5,547 is unpaid at March 31, 1997.

     The Fund pays each Director not affiliated with the Manager, $6,000 annually, plus specified amounts for attended board and committee meetings. For the six months ended March 31, 1997, Directors' fees and expenses aggregated $54,469 of which $8,350 is unpaid at March 31, 1997.

                                  EXHIBIT A-3

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

                         PRO FORMA FINANCIAL STATEMENTS

                                  (UNAUDITED)

                            PRO FORMA BALANCE SHEET
                            (ASSUME 50% REDEMPTION)
                                 JULY 31, 1998
                                  (UNAUDITED)

                                                                  PRO FORMA
                                                   ACTUAL       ADJUSTMENTS(1)         PRO FORMA
                                                ------------    --------------        -----------
Investments, at value.........................  $134,705,584     (66,786,459)(2)      $67,919,125
Cash and foreign currency, at value...........     1,079,520        (535,221)(2)          544,299
Other assets less liabilities.................    (1,041,744)       (100,000)(4)       (1,141,744)
                                                ------------                          -----------
Net Assets....................................  $134,743,360                          $67,321,680
                                                ============                          ===========
Shares Outstanding............................     6,511,154      (3,255,577)           3,255,577
Net asset value per share.....................        $20.69                               $20.68

                           PRO FORMA INCOME STATEMENT
                    FOR THE TEN MONTHS ENDING JULY 31, 1998
                                  (UNAUDITED)

                                                                     PRO FORMA
                                                      ACTUAL       ADJUSTMENTS(1)      PRO FORMA
                                                    -----------    --------------     -----------
INVESTMENT INCOME:
  Dividend Income.................................  $ 1,850,912      $(925,456)       $   925,456
  Interest Income.................................       10,220         (5,110)             5,110
                                                    -----------      ---------        -----------
          Total Investment Income.................    1,861,132       (930,566)           930,566
EXPENSES
  Management and Administrative fees..............    1,185,786       (592,893)           592,893
  All other expenses..............................    1,043,052       (203,471)(3)        839,581
                                                    -----------      ---------        -----------
          Total expenses..........................    2,228,838       (796,364)         1,432,474
                                                    -----------      ---------        -----------
Net investment income.............................  $  (367,706)     $(134,202)       $  (501,908)
                                                    -----------      ---------        -----------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON
  INVESTMENTS
  Net realized gain (loss) from investments and
     foreign currency related transactions........  $18,962,170                       $18,962,170
  Net unrealized appreciation (depreciation) of
     investments and foreign currency related
     transactions.................................  $20,656,533                       $20,656,533
                                                    -----------      ---------        -----------
NET INCREASE IN NET ASSETS RESULTING FROM
  OPERATIONS......................................  $39,250,997      $(134,202)       $39,116,795
                                                    ===========      =========        ===========

---------------
(1) For purposes of the Pro Forma Statements of Assets & Liabilities, it is assumed that either 50% or 75% of the Fund's outstanding shares would be presented for Redemption. The Pro Forma Statements of Assets & Liabilities assume the Redemption Right is consummated as of the end of the pro forma period at the net asset value as of that date (a "pro forma redemption date"). The Pro Forma Statement of Operations assume the Redemption Right is consummated at the beginning of the pro forma period.

(2) In exchange for Shares presented for Redemption, the redeeming Shareholder will receive a pro rata portion of each of the securities (other than short-term fixed income securities with maturities less than one year, securities with transfer restrictions and certain illiquid securities) and any cash held by the Fund in the Fund's investment portfolio ("Portfolio Securities") on the Valuation Date.

(3) Estimated adjustment in expenses due to reduction in net assets.

(4) Assumes accrual of estimated reorganization related expenses.

                            PRO FORMA BALANCE SHEET
                            (ASSUME 75% REDEMPTION)
                                 JULY 31, 1998
                                  (UNAUDITED)

                                                                    PRO FORMA             PRO
                                                   ACTUAL         ADJUSTMENTS(1)         FORMA
                                                ------------      --------------      -----------
Investments, at value.........................  $134,705,584       (100,179,688)(2)    34,525,896
Cash and foreign currency, at value...........     1,079,520           (802,832)(2)       276,688
Other assets less liabilities.................    (1,041,744)          (100,000)(4)    (1,141,744)
                                                ------------                          -----------
Net Assets....................................  $134,743,360                          $33,660,840
                                                ============                          ===========
Shares Outstanding............................     6,511,154         (4,883,365)        1,627,789
Net asset value per share.....................  $      20.69                          $     20.68

                           PRO FORMA INCOME STATEMENT
                    FOR THE TEN MONTHS ENDING JULY 31, 1998
                                  (UNAUDITED)

                                                                    PRO FORMA             PRO
                                                   ACTUAL         ADJUSTMENTS(1)         FORMA
                                                 -----------      --------------      -----------
INVESTMENT INCOME:
  Dividend Income..............................  $ 1,850,912       $(1,388,184)       $   462,728
  Interest Income..............................       10,220            (7,665)             2,555
                                                 -----------       -----------        -----------
          Total Investment Income..............    1,861,132        (1,395,849)           465,283
EXPENSES
  Management and Administrative fees...........    1,185,786          (889,339)           296,446
  All other expenses...........................    1,043,052          (287,932)(3)        755,120
                                                 -----------       -----------        -----------
          Total expenses.......................    2,228,837        (1,177,271)         1,051,566
                                                 -----------       -----------        -----------
  Net investment income........................  $  (367,705)      $  (218,578)       $  (586,283)
                                                 -----------       -----------        -----------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON
  INVESTMENTS
  Net realized gain (loss) from investments and
     foreign currency related transactions.....  $18,962,170                          $18,962,170
  Net unrealized appreciation (depreciation) of
     investments and foreign currency related
     transactions..............................  $20,656,533                          $20,656,533
                                                 -----------       -----------        -----------
NET INCREASE IN NET ASSETS RESULTING FROM
  OPERATIONS...................................  $39,250,998       $  (218,578)       $39,032,420
                                                 ===========       ===========        ===========

---------------
(1) For purposes of the Pro Forma Statements of Assets & Liabilities, it is assumed that either 50% or 75% of the Fund's outstanding shares would be presented for redemption. The Pro Forma Statements of Assets & Liabilities assume the Redemption Right is consummated as of the end of the pro forma period at the net asset value as of that date (a "pro forma redemption date"). The Pro Forma Statement of Operations assume the Redemption Right is consummated at the beginning of the pro forma period.

(2) In exchange for Shares presented for Redemption, the redeeming Shareholder will receive a pro rata portion of each of the securities (other than short-term fixed income securities with maturities less than one year, securities with transfer restrictions and certain illiquid securities) and any cash held by the Fund in the Fund's investment portfolio ("Portfolio Securities") on the Valuation Date.

(3) Estimated adjustment in expenses due to reduction in net assets.

(4) Assumes accrual of estimated reorganization related expenses.

                            PRO FORMA BALANCE SHEET
                            (ASSUME 50% REDEMPTION)
                                 MARCH 31, 1998
                                  (UNAUDITED)

                                                                    PRO FORMA
                                                     ACTUAL       ADJUSTMENTS(1)       PRO FORMA
                                                  ------------    --------------      -----------
Investments, at value...........................  $127,034,603     (63,200,185)(2)     63,834,418
Cash and foreign currency, at value.............     1,753,513        (872,379)(2)        881,134
Other assets less liabilities...................       (42,987)       (600,000)(4)       (642,987)
                                                  ------------                        -----------
Net Assets......................................  $128,745,129                        $64,072,565
                                                  ============                        ===========
Shares Outstanding..............................     6,511,154      (3,255,577)         3,255,577
Net asset value per share.......................        $19.77                             $19.68

                           PRO FORMA INCOME STATEMENT
                    FOR THE SIX-MONTHS ENDED MARCH 31, 1998
                                  (UNAUDITED)

                                                                    PRO FORMA
                                                   ACTUAL         ADJUSTMENTS(1)       PRO FORMA
                                                 -----------      --------------      -----------
INVESTMENT INCOME:
  Dividend Income..............................  $   699,818        $ (349,909)       $   349,909
  Interest Income..............................       10,221            (5,111)             5,110
                                                 -----------        ----------        -----------
          Total Investment Income..............      710,039          (355,020)           355,019
EXPENSES
  Management and Administrative fees...........      652,851          (326,426)           326,425
  All other expenses...........................      308,836          (115,715)(3)        193,121
                                                 -----------        ----------        -----------
          Total expenses.......................      961,687          (442,141)           519,546
                                                 -----------        ----------        -----------
  Net investment income........................  $  (251,648)       $   87,121        $  (164,527)
                                                 -----------        ----------        -----------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON
  INVESTMENTS
  Net realized gain (loss) from investments and
     foreign currency related transactions.....  $12,177,225                          $12,177,225
  Net unrealized appreciation (depreciation) of
     investments and foreign currency related
     transactions..............................  $21,327,188                          $21,327,188
                                                 -----------        ----------        -----------
  NET INCREASE IN NET ASSETS RESULTING FROM
     OPERATIONS................................  $33,252,765        $   87,121        $33,339,886
                                                 ===========        ==========        ===========

---------------
(1) For purposes of the Pro Forma Statements of Assets & Liabilities, it is assumed that either 50% or 75% of the Fund's outstanding shares would be presented for Redemption. The Pro Forma Statements of Assets & Liabilities assume the Redemption Right is consummated as of the end of the pro forma period at the net asset value as of that date (a "pro forma redemption date"). The Pro Forma Statement of Operations assume the Redemption Right is consummated at the beginning of the pro forma period.

(2) In exchange for Shares presented for Redemption, the redeeming Shareholder will receive a pro rata portion of each of the securities (other than short-term fixed income securities with maturities less than one year, securities with transfer restrictions and certain illiquid securities) and any cash held by the Fund in the Fund's investment portfolio ("Portfolio Securities") on the Valuation Date.

(3) Estimated adjustment in expenses due to reduction in net assets.

(4) Assumes accrual of estimated reorganization related expenses.

                            PRO FORMA BALANCE SHEET
                            (ASSUME 75% REDEMPTION)
                                 MARCH 31, 1998
                                  (UNAUDITED)

                                                                    PRO FORMA
                                                     ACTUAL       ADJUSTMENTS(1)       PRO FORMA
                                                  ------------    --------------      -----------
Investments, at value...........................  $127,034,603     (94,800,278)(2)    $32,234,325
Cash and foreign currency, at value.............     1,753,513      (1,308,569)(2)        444,944
Other assets less liabilities...................       (42,987)       (600,000)(4)       (642,987)
                                                  ------------                        -----------
Net Assets......................................  $128,745,129                        $32,036,282
                                                  ============                        ===========
Shares Outstanding..............................     6,511,154      (4,883,365)         1,627,789
Net asset value per share.......................        $19.77                             $19.68

                           PRO FORMA INCOME STATEMENT
                    FOR THE SIX-MONTHS ENDED MARCH 31, 1998
                                  (UNAUDITED)

                                                                    PRO FORMA
                                                     ACTUAL       ADJUSTMENTS(1)       PRO FORMA
                                                   -----------    --------------      -----------
INVESTMENT INCOME:
  Dividend Income................................  $   699,818      $(524,864)        $   174,954
  Interest Income................................       10,221         (7,666)              2,555
                                                   -----------      ---------         -----------
          Total Investment Income................      710,039       (532,530)            177,509
EXPENSES
  Management and Administrative fees.............      652,851       (489,638)            163,213
  All other expenses.............................      308,836       (163,748)(3)         145,088
                                                   -----------      ---------         -----------
          Total expenses.........................      961,687       (653,386)            308,301
                                                   -----------      ---------         -----------
  Net investment income..........................  $  (251,648)     $ 120,856         $  (130,792)
                                                   -----------      ---------         -----------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON
  INVESTMENTS
  Net realized gain (loss) from investments and
     foreign currency related transactions.......  $12,177,225                        $12,177,225
  Net unrealized appreciation (depreciation) of
     investments and foreign currency related
     transactions................................  $21,327,188                        $21,327,188
                                                   -----------      ---------         -----------
NET INCREASE IN NET ASSETS RESULTING FROM
  OPERATIONS.....................................  $33,252,765      $ 120,856         $33,373,621
                                                   ===========      =========         ===========

---------------
(1) For purposes of the Pro Forma Statements of Assets & Liabilities, it is assumed that either 50% or 75% of the Fund's outstanding shares would be presented for Redemption. The Pro Forma Statements of Assets & Liabilities assume the Redemption Right is consummated as of the end of the pro forma period at the net asset value as of that date (a "pro forma redemption date"). The Pro Forma Statement of Operations assume the Redemption Right is consummated at the beginning of the pro forma period.

(2) In exchange for Shares presented for Redemption, the redeeming Shareholder will receive a pro rata portion of each of the securities (other than short-term fixed income securities with maturities less than one year, securities with transfer restrictions and certain illiquid securities) and any cash held by the Fund in the Fund's investment portfolio ("Portfolio Securities") on the Valuation Date.

(3) Estimated adjustment in expenses due to reduction in net assets.

(4) Assumes accrual of estimated reorganization related expenses.

                            PRO FORMA BALANCE SHEET
                            (ASSUME 50% REDEMPTION)
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                                                   PRO FORMA
                                                    ACTUAL       ADJUSTMENTS(1)       PRO FORMA
                                                 ------------    --------------      ------------
Investments, at value..........................  $112,373,377     (55,263,001)(2)    $ 57,110,376
Cash and foreign currency, at value............     1,813,376        (891,782)(2)         921,594
Other assets less liabilities..................    (1,277,186)       (600,000)(4)      (1,877,186)
                                                 ------------                        ------------
Net Assets.....................................  $112,909,567                        $ 56,154,784
                                                 ============                        ============
Shares Outstanding.............................     6,511,154      (3,255,577)          3,255,577
Net asset value per share......................        $17.34                              $17.25

                           PRO FORMA INCOME STATEMENT
                     FOR THE YEAR ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                                                   PRO FORMA
                                                    ACTUAL       ADJUSTMENTS(1)       PRO FORMA
                                                 ------------    --------------      ------------
INVESTMENT INCOME:
  Dividend Income..............................  $  2,087,235     $(1,043,618)       $  1,043,617
  Interest Income..............................        57,022         (28,511)             28,511
                                                 ------------     -----------        ------------
          Total Investment Income..............     2,144,257      (1,072,129)          1,072,128
EXPENSES
  Management and Administrative fees...........  $  1,128,575     $  (564,288)       $    564,287
  All other expenses...........................       510,190        (191,158)(3)         319,032
                                                 ------------     -----------        ------------
          Total expenses.......................     1,638,765        (755,446)            883,319
                                                 ------------     -----------        ------------
Net investment income..........................       505,492        (316,683)            188,809
                                                 ------------     -----------        ------------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON
  INVESTMENTS
  Net realized gain (loss) from investments and
     foreign currency related transactions.....  $ 17,645,376                        $ 17,645,376
  Net unrealized appreciation (depreciation) of
     investments and foreign currency related
     transactions..............................  $ 21,389,505                        $ 21,389,505
                                                 ------------     -----------        ------------
NET INCREASE IN NET ASSETS RESULTING FROM
  OPERATIONS...................................  $ 39,540,373     $  (316,683)       $ 39,223,690
                                                 ============     ===========        ============

---------------
(1) For purposes of the Pro Forma Statements of Assets & Liabilities, it is assumed that either 50% or 75% of the Fund's outstanding shares would be presented for Redemption. The Pro Forma Statements of Assets & Liabilities assume the Redemption Right is consummated as of the end of the pro forma period at the net asset value as of that date (a "pro forma redemption date"). The Pro Forma Statement of Operations assume the Redemption Right is consummated at the beginning of the pro forma period.

(2) In exchange for Shares presented for Redemption, the redeeming Shareholder will receive a pro rata portion of each of the securities (other than short-term fixed income securities with maturities less than one year, securities with transfer restrictions and certain illiquid securities) and any cash held by the Fund in the Fund's investment portfolio ("Portfolio Securities") on the Valuation Date.

(3) Estimated adjustment in expenses due to reduction in net assets.

(4) Assumes accrual of estimated reorganization related expenses.